                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Allin Communications Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  Allin LOGO


                        Allin Communications Corporation
                             400 Greentree Commons
                              381 Mansfield Avenue
                      Pittsburgh, Pennsylvania  15220-2751

                   Notice of Special Meeting of Stockholders
                          To be held December 29, 1998


Dear Stockholders:

     You are cordially invited to attend a special meeting of stockholders of Allin Communications Corporation (the "Company") that will be held on Tuesday, December 29, 1998, at 1:00 p.m. EDT, at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751, for the following purposes, as set forth in the accompanying proxy statement:

(1) To consider and vote upon a proposal to approve the issuance of shares of the Company's common stock upon the conversion of outstanding shares of the Company's Series B Redeemable Preferred Stock.

(2) To consider and vote upon a proposal to approve the issuance of shares of the Company's common stock upon the exercise of certain outstanding warrants to purchase shares of common stock.

(3) To consider and vote upon a proposal to approve the issuance of shares of the Company's common stock upon the conversion of a certain outstanding promissory note in the principal amount of $2,000,000.

(4) To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation which would change the Company's corporate name to Allin Corporation.

(5) To consider and vote upon a proposal to approve the 1998 Stock Plan of the Company.

(6) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has established the close of business on November 12, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting and any adjournment or postponement thereof.

     YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the special meeting in person if it is convenient for you to do so.

By order of the Board of Directors,



Dean C. Praskach
Secretary

November ___, 1998

                        Allin Communications Corporation
                                Proxy Statement


General Information

     This proxy statement is provided to the stockholders of Allin Communications Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at a Special Meeting of Stockholders of the Company to be held on Tuesday, December 29, 1998, at 1:00 p.m., EDT, at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751, and any adjournments or postponements thereof (the "Special Meeting"), for the purposes described below. A form of proxy is enclosed for use at the Special Meeting.


     The Company's executive offices are located at 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about November __, 1998.

     At the Special Meeting, the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), will be asked to consider and vote upon (i) a proposal to approve the issuance of shares of Common Stock upon the conversion of outstanding shares of the Company's Series B Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), (ii) a proposal to approve the issuance of shares of Common Stock upon the exercise of certain outstanding warrants to purchase shares of Common Stock (the "Warrants"), (iii) a proposal to approve the issuance of shares of Common Stock upon the conversion of a certain outstanding promissory note in the principal amount of $2,000,000 (the "$2M Note"), (iv) a proposal to approve an amendment to the Company's Certificate of Incorporation which would change the Company's corporate name to Allin Corporation and (v) a proposal to approve the 1998 Stock Plan of the Company (the "1998 Plan").

     The Series B Preferred Stock, the Warrants and the $2M Note were issued in connection with the Company's August 13, 1998 acquisition (the "KCS Acquisition") of all of the issued and outstanding capital stock of KCS Computer Services, Inc. ("KCS"). At the time of the closing of the KCS Acquisition, the Company delivered to the former shareholders of KCS (the "KCS Shareholders") an aggregate of $2,443,061 in cash; 805,195 shares of Common Stock valued under the agreement at $3,547,687 or $4.406 per share, which shares currently represent approximately 13.45% of the Common Stock issued and outstanding; and promissory notes in the aggregate principal amount of $8,200,000, of which principal amount $6,200,000 has subsequently been repaid. The aggregate market value of the Common Stock issued on the closing date of the KCS Acquisition was $3,422,079, or $4.25 per share (which was the closing market price per share on the date of the closing). The Company also repaid outstanding indebtedness of KCS in the amount of $626,875 and made a $209,252 post-closing payment on behalf of KCS to satisfy a tax liability. Depending on the performance of KCS for 1998, the

KCS Shareholders have the right to receive additional payments of up to an aggregate of $1,200,000 in cash and 90,786 shares of Common Stock valued at $400,000 or $4.406 per share, which shares, if issued, would represent approximately 1.49% of the Common Stock then issued and outstanding (assuming that no other shares have been issued). The actual value of any shares of Common Stock that may be issued, if any, will depend on the market value of the shares on the date of issuance. The Company expects that, if no disagreement arises with respect to its determination of the contingent payments to be made, if any, the payments, including the stock issuances, will be made in March 1998. For additional information concerning the KCS Acquisition, see "The KCS Acquisition."


     The Company is not asking the stockholders to approve the foregoing issuances of Common Stock to the KCS Shareholders. However, under The Nasdaq Stock Market's ("Nasdaq") stockholder approval policy, stockholder approval is required for certain plans or arrangements involving the issuance or potential issuance of shares of common stock which will have, upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before such issuance or involving a number of shares equal to or in excess of 20% of the number of shares outstanding before such issuance. The number of shares of Common Stock issued to, or which may be issued to, the KCS Shareholders as a portion of the purchase price totals 895,981 shares, which shares represent approximately 17.30% of the shares of Common Stock outstanding prior to the issuance and approximately 14.73% of the shares of Common Stock outstanding following the issuance (assuming that no other shares have been issued). Stockholder approval is not required under Nasdaq's rules for such issuances. The potential issuance of shares of Common Stock underlying the Series B Preferred Stock, the Warrants and the $2M Note, however, would have caused the number of shares issued in the group of related transactions to exceed 20% both of the voting power and the number of shares of Common Stock outstanding prior to the transactions. Therefore, the Company is now seeking stockholder approval of the additional potential issuances. The Series B Preferred Stock and the $2M Note will not be convertible into, and the Warrants will not be exercisable for, shares of Common Stock unless and until the issuance of Common Stock upon any such conversion or exercise is approved by the holders of the Common Stock.


     Information concerning the aggregate maximum number of shares of Common Stock that may be issued upon conversion of the Series B Preferred Stock, upon exercise of the Warrants and upon conversion of the $2M Note is set forth in the following table:

                                                    Percentage of
                                 Maximum            Class Without
                             Number of Shares         Regard to
                            That may be Issued     Other Issuances
                            ------------------  ----------------------
                                                  Before      After
                                                Issuance    Issuance
Series B Preferred Stock    1,375,000 shares        22.96%      18.68%
Warrants                    647,059 shares          10.81%       9.75%
$2M Note                    1,000,000 shares        16.70%      14.31%
                            ------------------      -----       -----
          Total             3,022,059 shares        50.47%      33.54%


The value of the shares actually issued will depend on the market value of the shares on the date of issuance.


     The issuance of the Series B Preferred Stock, the Warrants and the $2M Note enabled the Company to complete the KCS Acquisition and significantly expand its software consulting business. Failure to approve the issuances of Common Stock upon conversion of the Series B Preferred Stock and the $2M Note will result in the Company being required to redeem the Series B Preferred Stock on or before December 31, 1998 and, if permitted by the Company's senior lender, to repay the $2M Note in August 2000 or earlier, if accelerated. Such redemption and repayment obligations would adversely affect the Company's liquidity position and its business strategies. Exercisability of the Warrants represents a significant component of the Warrants and the benefits negotiated for by the purchasers of the Series B Preferred Stock. Approval of the issuances of Common Stock upon conversion of the Series B Preferred Stock and the $2M Note and upon exercise of the Warrants could significantly dilute the ownership position of the current holders of Common Stock as demonstrated in the foregoing table. The issuances or potential issuances could also adversely impact prevailing market prices for the Common Stock, thereby reducing the liquidity of the Common Stock and limiting the ability of the Company to raise equity capital.

     Any shares of Common Stock issued upon conversion of the Series B Preferred Stock or the $2M Note or upon exercise of the Warrants will be identical to the other shares of Common Stock issued and outstanding and will not entitle the holder thereof to any preemptive rights to subscribe for additional shares of Common Stock.

Shares Outstanding, Voting Rights and Vote Required

     Only stockholders of record at the close of business on November 12, 1998 are entitled to vote at the Special Meeting. The only voting stock of the Company outstanding and entitled to vote at the Special Meeting is its Common Stock, of which 5,987,462 shares were outstanding as of the close of business on November 12, 1998. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the Special Meeting.

     The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the Special Meeting will be tabulated by the election inspector appointed for the meeting.

     The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required for approval of the issuance of Common Stock upon each of conversion of the Series B Preferred Stock, exercise of the Warrants and conversion of the $2M Note and for approval of the 1998 Stock Plan. Approval of the amendment to the Company's Certificate of Incorporation to change the Company's name to Allin Corporation requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. If a quorum is present, non-votes will have no effect on the voting for the approval of the additional issuances of Common Stock and the 1998 Stock Plan; however, abstentions will have the effect of a negative vote. With respect to the approval of the amendment to the Company's Certificate of Incorporation, non-votes and abstentions will have the effect of a negative vote. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the Special Meeting by delivering written notice to the Secretary of the Company, by delivering a proxy bearing a later date or by attending the Special Meeting in person and casting a ballot. The Board of Directors recommends voting FOR the proposal to approve the issuance of Common Stock upon conversion of the Series B Preferred Stock, FOR the proposal to approve the issuance of Common Stock upon exercise of the Warrants, FOR the proposal to approve the issuance of Common Stock upon conversion of the $2M Note, FOR the proposal to approve the amendment to the Company's Certificate of Incorporation and FOR the proposal to approve the 1998 Stock Plan.

     Proxies properly executed and returned in a timely manner will be voted at the Special Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the proposal to approve the issuance of Common Stock upon conversion of the Series B Preferred Stock, for the proposal to approve the issuance of Common Stock upon exercise of the Warrants, for the proposal to approve the issuance of Common Stock upon conversion of the $2M Note, for the proposal to approve the amendment to the Company's Certificate of Incorporation, for the proposal to approve the 1998 Stock Plan and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors.

                              THE KCS ACQUISITION

     On August 13, 1998 (the "Closing Date"), the Company acquired all of the issued and outstanding capital stock of KCS Computer Services, Inc., a Pennsylvania corporation ("KCS"), pursuant to a Stock Purchase Agreement among the Company and the KCS Shareholders. KCS provides information technology professional services and offers its clients a complete portfolio of consulting and custom development services for client/server and mainframe systems on either a project solution or staff supplement basis. Following the KCS Acquisition, KCS became a wholly owned subsidiary of the Company and was recently renamed Allin Consulting of Pennsylvania, Inc. The Company intends to operate KCS as a sister entity to Kent Consulting Group, Inc. ("KCG"), another wholly owned subsidiary of the Company, in the Company's Allin Consulting business unit. The Company has recently shifted its business focus to concentrate on developing its software development and technology consulting practice and moving its interactive business from a concessionaire to a consulting and systems integration model. The KCS Acquisition significantly enhanced the Company's technology consulting practice. The Company continues to seek additional acquisition opportunities for its Allin Consulting business unit. There can be no assurance, however, that the Company will be able to identify suitable and available acquisition opportunities or that it will be able to reach agreement with any identified candidate.


     The Company initially approached KCS concerning the possibility of an acquisition of KCS in May 1998. Negotiations concerning the terms, conditions and structure of the acquisition ensued and the acquisition closed in August 1998. There were no preexisting relationships between the Company and its management on the one hand and KCS and its management and shareholders on the other.


     At the closing of the KCS Acquisition, the KCS Shareholders received, in the aggregate, cash in the amount of $2,443,061, 805,195 shares of Common Stock (the "Initial Stock Consideration") and promissory notes in the aggregate principal amount of $8,200,000 (the "Notes"), including the $2M Note (collectively, the "Initial KCS Purchase Price"). As of the Closing Date, KCS had outstanding indebtedness to a financial institution in the amount of $626,875. Such indebtedness was repaid on the Closing Date, which amount was in addition to the Initial KCS Purchase Price and the aggregate Earn-Out Payments described below. The Company also made a $209,252 post-closing payment on behalf of KCS to satisfy a tax liability. The KCS Shareholders, depending on the performance of KCS for 1998, have the right to receive additional payments (the "Earn-Out Payments") of up to an aggregate of $1,200,000 in cash and 90,786 shares of Common Stock (the "Contingent Stock Consideration"). The amount of the Earn-Out Payment will be determined on the basis of the Adjusted Operating Profit (as defined below) of KCS for the period beginning January 1, 1998 and ending December 31, 1998 (the "Earn-Out Period"). If Adjusted Operating Profit for the Earn-Out Period is at least $1,671,681, the KCS Shareholders will receive an aggregate Earn-Out Payment equal to $4.67 for each dollar by which Adjusted Operating Profit exceeds $1,671,681, with 75% of the Earn-Out Payment being made in cash and 25% of the Earn-Out Payment being made in shares of Common Stock, up to a maximum of $1,200,000 in cash and $400,000 in shares of Common

Stock. The number of shares of Common Stock to be issued will be determined by dividing (i) a sum equal to 25% of the Earn-Out Payment by (ii) $4.406 (which is the average of the bid and asked prices of the Common Stock for the thirty-day period ended August 7, 1998). The $4.406 per share rate to be used to determine the number for shares to be issued, if any, equals that used in determining the number of shares issued at the closing of the KCS Acquisition. The Company is required to deliver a calculation of any Earn-Out Payments due to the KCS Shareholders by February 28, 1999. Any Earn-Out Payments due are required to be made within ten days of the final determination of amount. KCS' Adjusted Operating Profit for purposes of the acquisition agreement was approximately $926,000 for the nine months ended September 30, 1998. Based on an assessment of KCS' performance through September 30, 1998, the Company does not believe that any Earn-Out Payments will be made. However, KCS' fourth quarter results will be determinative and such results are not yet available. Any Earn-Out Payments will be recorded as additional cost of the acquired enterprise.


     For purposes of the Stock Purchase Agreement governing the KCS Acquisition, the term "Adjusted Operating Profit" means:


          (a) the net profit of KCS, determined on an accrual basis in accordance with generally accepted accounting principles consistently applied, before interest income or expense, loss or gain on the sale of assets, any prior period adjustments and income taxes; plus


               (b) expenses related to the following items incurred from January 1, 1998 through the Closing Date:


               (i) salary, wage taxes, benefits and other expenses associated with the employment of James S. Kelly, Jr., not to exceed $30,500 per month;


               (ii) salaries, wage taxes and benefits associated with the elimination of the positions of administrative office manager and administrative support person which are not filled prior to December 31, 1998, not to exceed $7,200 per month; and


               (iii) professional fees for investment bankers, attorneys and outside accountants incurred by KCS prior to June 19, 1998 in connection with the anticipated sale of KCS.


     Only two KCS Shareholders, James S. Kelly, Jr. and Ronald J. Pearce, received the Initial Stock Consideration and will receive the Contingent Stock Consideration, if any. The other two KCS Shareholders received or will receive all cash. James S. Kelly, Jr. and Ronald J. Pearce have certain rights to require the Company to register the shares of Common Stock issued to them as the Initial Stock Consideration and Contingent Stock Consideration, if any, for resale under the Securities Act of 1933, as amended (the "Securities Act"). James S. Kelly, Jr. is the sole recipient of the Notes. See "Proposal 3" and "Interest of Certain Persons in the Transactions."

     In connection with the financing of the KCS Acquisition, the Company sold 2,750 shares of Series B Preferred Stock, which is a newly designated series of preferred stock, and the related Warrants, at a purchase price of $1,000 per share of Series B Preferred Stock, resulting in proceeds to the Company of $2,750,000 which were used to pay the cash portion of the Initial KCS Purchase Price and for the repayment of existing KCS debt. Additional funds of approximately $323,000 from cash on hand were required for the transaction.

     The Series B Preferred Stock and Warrants were offered and sold to certain existing stockholders of the Company. Richard W. Talarico, a director and executive officer of the Company, purchased 300 shares, James C. Roddey and William C. Kavan, directors of the Company, purchased 100 shares and 750 shares, respectively, and Henry Posner, Jr. and Thomas D. Wright, stockholders of the Company, purchased 1,400 and 200 shares, respectively. See "Interest of Certain Persons in the Transactions."


                       CERTAIN OTHER RECENT DEVELOPMENTS


     On September 30, 1998, the Company sold all of the issued and outstanding capital stock of its subsidiary, SportsWave, Inc. ("SportsWave"), for an aggregate purchase price of $3,443,512, which is subject to adjustment based on unearned revenue of SportsWave. Such adjustment is expected to be immaterial. The purchase price paid consisted of $2,943,512 in cash and a promissory note due December 31, 1998 in the principal amount of $500,000. In connection with the sale, the Company made an aggregate payment of $600,000 to the persons from whom the Company acquired SportsWave in 1996 in full settlement of any claims of such persons to contingent earn-out payments that may have been due in the future.


     On October 1, 1998, the Company and S&T Bank, a Pennsylvania banking association, entered into a Loan and Security Agreement under which S&T Bank has agreed to extend the Company a revolving credit loan. The maximum borrowing availability under the agreement is the lesser of $5,000,000 or 85% of the aggregate of the gross amount of eligible trade accounts receivable. The Company is permitted to borrow under the agreement for general working capital purposes and to repay a portion of the indebtedness incurred by the Company in connection with the KCS Acquisition, including payments for any required redemption of the Series B Preferred Stock. Loans made under the agreement bear interest at S&T Bank's prime interest rate plus one percent.


     On October 2, 1998, the Company paid to James S. Kelly, Jr. in full the outstanding Note delivered on the Closing Date of the KCS Acquisition in the principal amount of $6,200,000 plus accrued interest of $43,126. The sources of funds for the repayment of such Note were $2,843,512 of the proceeds from the sale of SportsWave, $1,000,000 borrowed under the loan agreement with S&T Bank and $2,399,614 from the Company's working capital.

                                 PROPOSAL 1
            Approval of the Issuance of Shares of Common Stock upon Conversion of the Outstanding Shares of the Series B Preferred Stock

     There are 2,750 shares of Series B Preferred Stock issued and outstanding. The holders of Series B Preferred Stock are entitled to receive, when and as declared by the Company's Board of Directors, cumulative quarterly dividends at the rate of six percent per annum, from and including the date of issuance to and including the date of payment in redemption. Such dividends, to the extent declared by the Board of Directors, will be payable quarterly in arrears on each October 31, January 31, April 30 and July 31. As of October 31, 1998, the Company paid a cash dividend in the aggregate amount of $36,440 on the Series B Preferred Stock. The holders of Series B Preferred Stock have no voting rights except as provided by the Delaware General Corporation Law and except with respect to actions which adversely affect the rights and preferences of the Series B Preferred Stock set forth in the Certificate of Designation relating to the Series B Preferred Stock. The Series B Preferred Stock is senior in right of payment and on liquidation to the Common Stock and the Company's Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock").


     Upon approval by the holders of the outstanding Common Stock, each holder of the Series B Preferred Stock will have the right to convert all or a portion of its shares of Series B Preferred Stock into Common Stock at any time and from time to time prior to the redemption date. Until and including the first anniversary of the original issuance of shares of Series B Preferred Stock, each share of Series B Preferred Stock held by each holder may be converted into the number of shares of Common Stock determined by (i) dividing 1,000 by $3.6125, which is 85% of the closing price of the Common Stock as reported by Nasdaq on the date prior to the Closing Date, or (ii) if it results in a greater number of shares of Common Stock, dividing 1,000 by the greater of (A) 85% of the closing price of the Common Stock as reported by Nasdaq on the trading date prior to the date of the conversion or (B) $2.00. After the first anniversary of the original issuance of shares of Series B Preferred Stock, each share of Series B Preferred Stock held by each holder may be converted into the number of shares of Common Stock determined by (i) dividing 1,000 by $3.6125 or (ii) if it results in a greater number of shares of Common Stock, dividing 1,000 by 85% of the closing price of the Common Stock as reported by Nasdaq on the first trading date following the first anniversary of the Closing Date. This means the maximum conversion price per share of Common Stock is $3.6125 and, until August 13, 1999, the minimum conversion price per share of Common Stock is $2.00. The minimum conversion price per share of Common Stock from and after August 14, 1999 cannot be determined at this time. Holders of the Series B Preferred Stock who exercise the foregoing conversion right shall have the right to receive any accrued and unpaid dividends. No fractional shares of Common Stock shall be issued; instead a cash payment will be made in lieu of the issuance of any fractional shares of Common Stock. Any shares of Series B Preferred Stock which are not converted to Common Stock will remain outstanding until so converted or until redeemed. None of the holders of Series B Preferred Stock have advised the Company regarding their intent to convert their shares of Series B Preferred Stock into Common Stock if this Proposal 1 is approved.

     In the event that the holders of the outstanding Common Stock have not approved the issuance of Common Stock pursuant to the foregoing conversion rights on or before December 31, 1998, the Company would be required to redeem all outstanding shares of Series B Preferred Stock (subject to the legal availability of funds therefor) at $1,000 per share of Series B Preferred Stock, plus accrued and unpaid dividends, if any, on or before December 31, 1998. If the Company is required to redeem the outstanding shares of Series B Preferred Stock as a result of failure to obtain stockholder approval of the issuance of common stock pursuant to the described conversion nights, the aggregate redemption price at December 31, 1998 would be $2,777,575.


     As of the date of this Proxy Statement, the Company has cash on hand in the amount of approximately $__________ and may borrow approximately $__________ under its revolving loan with S&T Bank. The promissory note in the amount of $500,000 payable to the Company and delivered in connection with the sale of SportsWave is also due on December 31, 1998. The proceeds of the revolving loan and the Company's cash reserves would be sufficient to cover the mandatory redemption price of the Series B Preferred Stock. The redemption obligations of the Company as to the Series B Preferred Stock are in any event subject to the legal availability of funds therefor. If such funds are legally available from the sources identified above or otherwise, the Company intends to meet its year-end redemption obligation if stockholder approval of the conversion feature has not been obtained. Otherwise, the redemption obligation will be deferred until funds become legally available. If the Company were to default in its redemption obligation notwithstanding the legal availability of funds, dividends would continue to accrue and the preferences of the Series B Preferred Stock would remain in place, but no special rights are provided to the holders, such as to elect certain directors.


     Assuming no change in the capitalization of the Company, the maximum number of shares of Common Stock that may be issued upon conversion of the outstanding Series B Preferred Stock is 1,375,000 shares, which shares would represent approximately 22.96% of the shares of Common Stock outstanding prior to the issuance and approximately 18.68% of the shares of Common Stock outstanding following the issuance. The value of the shares actually issued, if any, will depend on the market value of the shares on the date of issuance. However, no shares of Series B Preferred Stock will be convertible into Common Stock unless and until the holders of the Common Stock approve the issuance of Common Stock upon such conversion.

     If the Company does issue shares of Common Stock upon conversion of the Series B Preferred Stock or upon exercise of the Warrants (collectively, the "Conversion Shares"), the holders of the Conversion Shares will have certain rights to require the Company to register the Conversion Shares for resale under the Securities Act.

     The discounted conversion feature of the Series B Preferred Stock will represent a dividend to the holders of the Series B Preferred Stock only if the conversion feature is approved by the holders of the Common Stock. If such approval is obtained, the Company will record a dividend reflecting the greater of (i) the discount from market as of the date prior to closing of the KCS Acquisition or (ii) the discount from market as of the date of approval, whichever is greater.

     Until August 13, 1999, if the Company proposes to sell any shares of its capital stock or any options or similar rights to acquire shares of capital stock or securities convertible into or exchangeable for its capital stock, the Company must first offer each holder of Series B Preferred Stock the right to purchase such number of shares of the capital stock, options or other rights being sold in proportion to the number of shares of Series B Preferred Stock originally purchased by the holder, for the same price and on the same economic terms as the securities are being offered in such transaction. Stockholder approval or nonapproval of this Proposal 1 will not affect the preemptive rights granted. The pro rata preemptive rights will not apply where the securities are proposed to be issued by the Company (i) under an existing employee benefit plan, (ii) pursuant to the declaration or payment of any dividend on the capital stock payable in shares of capital stock, (iii) as consideration for the purchase of equity interests or assets of an entity unaffiliated with the Company whether pursuant to a merger or otherwise; (iv) pursuant to the exercise, exchange or conversion of outstanding options or other rights or (v) to all holders of a particular class of outstanding capital stock on a pro rata basis whether pursuant to an exchange offer or otherwise.


     The affirmative vote of a majority of the shares represented and voting on the proposal is required to approve the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock. The Board of Directors believes that approval of the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock is in the best interests of the Company and its stockholders. The issuance of the Series B Preferred Stock enabled the Company to complete the KCS Acquisition and significantly expand its technology consulting business. Although stockholder approval is required for the conversion of the Series B Preferred Stock, such conversion rights represent an important component of the Series B Preferred Stock. In addition, if stockholder approval is not obtained and the Company is therefore required to redeem the Series B Preferred Stock on or before December 31, 1998, the liquidity position of the Company would be adversely affected.

    The Board of Directors of the Company Recommends a Vote FOR the Proposal
       to Approve the Issuance of Shares of Common Stock upon Conversion of the Outstanding Shares of Series B Preferred Stock.


                                   PROPOSAL 2
            Approval of the Issuance of Shares of Common Stock upon
                      Exercise of the Outstanding Warrants

     Purchasers of the Series B Preferred Stock received Warrants to purchase, subject to stockholder approval, an aggregate of 647,059 shares of Common Stock, which is the number of shares of Common Stock equal to the product of the number of shares of Series B Preferred Stock multiplied by 1,000, divided by $4.25, the closing price of the Common Stock as reported by Nasdaq on the last trading day preceding the Closing Date of the KCS Acquisition. The per share exercise price under the Warrants is $4.25. Payment of the exercise price may be made in cash or by delivery to the Company of shares of Series A Preferred Stock of the Company having an aggregate liquidation value plus accrued and unpaid dividends, if any, equal to the exercise price for the number of shares to be purchased upon exercise. The Warrants will expire on the earlier to occur of (a) December 31, 1998 if the Company is required to redeem the outstanding shares of Series B Preferred Stock as of such date or (b) August 13, 2003. The Company is required to redeem the outstanding shares of Series B Preferred Stock as of December 31, 1998 only if the issuance of Common Stock upon conversion of the Series B Preferred Stock has not been approved by the holders of the Common Stock on or prior to such date.

     Assuming no change in the capitalization of the Company, the maximum number of shares of Common Stock that may be issued upon exercise of the outstanding Warrants is 647,059 shares, which shares would represent approximately 10.81% of the Common Stock outstanding prior to the issuance and approximately 9.75% of the shares of Common Stock outstanding following the issuance. The value of the shares actually issued, if any, will depend on the market value of the shares on the date of issuance. However, no Warrant will be exercisable for Common Stock unless and until the holders of the Common Stock approve the issuance of Common Stock upon such exercise. Although approval of the issuance of shares of Common Stock upon exercise of the Warrants is not conditioned upon approval of the issuance of shares of Common Stock upon conversion of the outstanding shares of Series B Preferred Stock, the failure of the stockholders to approve Proposal 1 will limit the exercisability of the Warrants (assuming that Proposal 2 is approved) because, if Proposal 1 is not approved and the Company is required to redeem all outstanding shares of Series B Preferred Stock on or before December 31, 1998 as discussed above under Proposal 1, then the Warrants, if not exercised, will expire as of December 31, 1998 and the holders thereof will have no further rights as a Warrant holder. If the stockholders approve Proposal 1 but do not approve the issuance of shares of Common Stock upon exercise of the Warrants, the Warrants will not expire until August 13, 2003, but they will not be exercisable unless and until stockholder approval of such issuance is obtained in the future.

     If the Company does issue any Conversion Shares, the holders of the Conversion Shares will have certain rights to require the Company to register the Conversion Shares for resale under the Securities Act.

     The affirmative vote of a majority of the shares represented and voting on the proposal is required to approve the issuance of shares of Common Stock upon exercise of the outstanding Warrants. The Board of Directors believes that approval of the issuance of shares of Common Stock upon exercise of the Warrants is in the best interests of the Company and its stockholders. The issuance of the Warrants enabled the Company to complete the KCS Acquisition and significantly expand its technology consulting business. Although stockholder approval is required for the exercise of the Warrants, such exercisability is the defining component of the Warrants and an important component of the Series B Preferred Stock. Approval of the conversion of the Series B Stock without approval of the exercise of the Warrants could adversely affect the Company's bargaining position in future transactions, if any.

    The Board of Directors of the Company Recommends a Vote FOR the Proposal
        to Approve the Issuance of Shares of Common Stock upon Exercise of the Outstanding Warrants.


                                   PROPOSAL 3
            Approval of the Issuance of Shares of Common Stock upon
                           Conversion of the $2M Note

     The $2M Note was issued to James S. Kelly, Jr. in the original principal amount of $2,000,000, bears interest at the rate of 6% per annum and is due and payable in full on August 13, 2000. The $2M Note is secured by substantially all of the Company's assets. The payment of interest and principal on the $2M
Note is subordinated to, and subject to the consent of S&T Bank which provided a portion of the financing which was used to repay indebtedness under the $6,200,000 promissory note issued to James S. Kelly, Jr. on the Closing Date. The Company has agreed to request permission from such senior lender to pay interest under the $2M Note for so long as the Company is not in default under the documents evidencing the senior loan. If the holders of Common Stock do not approve the issuance of Common Stock upon such conversion, the $2M Note will remain outstanding, and will be due and payable on August 13, 2000 or earlier, if accelerated. Payment, however, will be subject to any senior lender's consent as discussed above.


     Subject to stockholder approval, if the Company does not repay the $2M Note on or before August 13, 2000, the $2M Note will automatically convert into the number of shares of Common Stock equal to (a) the amount obtained by dividing the then outstanding indebtedness evidenced by the $2M Note by $4.406 (which is the average of the bid and asked prices of the Common Stock for the thirty-day period ended August 7, 1998) or (b) at the holder's option, the amount obtained by dividing the then outstanding indebtedness evidenced by the $2M Note by the average of the bid and asked prices of the Company's Common Stock for the 30 days preceding August 13, 2000, subject to a $2.00 minimum per share price (the "Maturity Formula"). This means the effective maximum conversion price per share of Common Stock is $4.406 and the minimum conversion price per share of Common Stock is $2.00. The interest on the $2M Note is to be paid in cash, subject to approval by any then senior lender to the Company. In the event of any default, including a payment default with respect to interest, the holder of the $2M Note has the following options: (i) to take no action, (ii) to accelerate the principal amount of the $2M Note and convert such principal amount into Common Stock in accordance with the Maturity Formula and seek payment from the Company of accrued and unpaid interest, if any, through the date of conversion or (iii) to accelerate the principal amount of the $2M Note and convert such principal amount as well as accrued and unpaid interest through the date of conversion, if any, into Common Stock in accordance with the Maturity Formula. In addition, if there is a payment default with respect to interest payments, the holder may also elect to accelerate the principal amount of the $2M Note and convert such principal amount into Common Stock in accordance with the Maturity Formula and continue to receive quarterly payments of interest until the Maturity Date as if the principal amount of the $2M Note remained outstanding. It will not be a payment default if the Company's then senior lender, if any, does not permit the payment of interest on the $2M Note.

     Assuming no change in the capitalization of the Company, the maximum number of shares of Common Stock that may be issued upon conversion of the $2M Note is 1,000,000 shares, which shares would represent approximately 16.70% of the Common Stock outstanding prior to issuance and approximately 14.31% of the Common Stock outstanding following the issuance. The value of the shares actually issued, if any, will depend on the market value of the Common Stock on the date of issuance. However, no indebtedness evidenced by the $2M Note will be convertible into Common Stock unless and until the holders of the Common Stock approve the issuance of Common Stock upon such conversion.


     The affirmative vote of a majority of the shares represented and voting on the proposal is required to approve the issuance of shares of Common Stock upon conversion of the $2M Note. The Board of Directors believes that approval of the issuance of shares of Common Stock upon conversion of the $2M Note is in the best interests of the Company and its stockholders. The issuance of the $2M Note enabled the Company to complete the KCS Acquisition and significantly expand its technology consulting business. Although stockholder approval is required for the conversion of the $2M Note, such conversion rights represent an important component of the $2M Note. In addition, if stockholder approval is not obtained and the Company is, therefore, required, if permitted by its then senior lender, to repay the $2M Note when due or thereafter, the liquidity position of the Company would be adversely affected. Approval of the conversion of the $2M Note would effectively afford the Company with the discretion to repay the $2M Note in cash or shares of Common Stock because if not paid in cash on or before August 13, 2000, the $2M Note would automatically convert into shares of Common Stock.

    The Board of Directors of the Company Recommends a Vote FOR the Proposal to Approve the Issuance of Shares of Common Stock upon Conversion of the $2M
                                     Note.


                                   PROPOSAL 4
     Approval of an Amendment to the Company's Certificate of Incorporation to Change the Company's Corporate Name to Allin Corporation

     The Company's Board of Directors has adopted, and is recommending to the stockholders for their approval at the Special Meeting, a resolution to amend
Article I of the Company's Certificate of Incorporation to change the corporate name. The applicable text of the Board's resolution is as follows:

     "RESOLVED, that Article I of the Company's Certificate of Incorporation be amended to read in its entirety as follows:

                                     "Name

     The name of the corporation is Allin Corporation (the "Company")."

     In the judgment of the Board of Directors, the change of corporate name is desirable in view of the significant change in the character and strategic focus of the business of the Company resulting, in part, from the KCS Acquisition.

     If the amendment is adopted, stockholders will not be required to exchange outstanding stock certificates for new certificates.

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting is required to approve the amendment to the Company's Certificate of Incorporation to change the Company's corporate name to Allin Corporation. If approved by the stockholders, the amendment to Article I will become effective upon filing with the Secretary of the State of Delaware a Certificate of Amendment to the Company's Certificate of Incorporation, which filing is expected to take place shortly after the Special Meeting. However, the Board of Directors will be authorized, without a further vote of the stockholders, to abandon the name change and determine not to file the Certificate of Amendment if the Board of Directors concludes that such action would be in the best interest of the Company and its stockholders. If this proposal is not approved by the stockholders, then the Certificate of Amendment will not be filed.

    The Board of Directors of the Company Recommends a Vote FOR the Proposal
     to Approve an Amendment to the Company's Certificate of Incorporation to Change the Company's Corporate Name to Allin Corporation


                                   PROPOSAL 5
      Approval of the 1998 Stock Plan of Allin Communications Corporation

     The Board of Directors believes that ownership of Common Stock by key employees serves to provide those employees with a personal financial interest in the Company's success and enhances the Company's ability to attract, retain and motivate key employees and consultants. The Company has publicly announced that its strategic focus will be on increasing revenue in its information technology consulting services business both through internal growth and through acquisition. The Company's consulting practice is a service business in which one of the major components for growth is attracting and retaining experienced computer engineers. Resources necessary to support growth in this industry are presently at a premium as demand for computer engineers' services considerably outweighs supply. The Board of Directors believes that a meaningful stock option program covering the majority of its consultants would enhance the Company's opportunity for success in attracting and retaining sufficient resources to support its growth plans.

     On September 1, 1998, the Board of Directors adopted, subject to stockholder approval, the 1998 Stock Plan of Allin Communications Corporation (the "1998 Stock Plan"). A copy of the 1998 Stock Plan is set forth in Annex A to this Proxy Statement, to which reference is made for a full and complete statement of its terms and conditions. A summary of the principal features of the 1998 Stock Plan follows.

Summary Description of 1998 Stock Plan

     The 1998 Stock Plan provides for awards of stock options, stock appreciation rights ("SARs"), restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The Company and its subsidiaries currently employ approximately 200 persons, engage approximately 40 non-employee consultants and there are six non-employee directors of the Company. An aggregate of 375,000 shares of Common Stock have been reserved for issuance under the 1998 Stock Plan. As of September 1, 1998, such shares would have had a market value of $1,642,500, based on the $4.38 closing price of the Common Stock as reported by Nasdaq on such date. Unless the Board of Directors provides otherwise, shares covered by expired or terminated options and forfeited restricted shares or restricted units, shares subject to awards that are paid in cash or surrendered upon the exercise of an option, and shares received by the Company upon the exercise of an option will not be available for subsequent awards under the 1998 Stock Plan.

     The 1998 Stock Plan also provides for automatic grants to non-employee directors of the Company, at the conclusion of each year of service, of an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock as reported by Nasdaq for the date on which the option is granted ("Fair Market Value"). Any such grant will not be made with respect to a year of service if, and to the extent, the same grant has been made under the Company's 1996 Stock Plan or 1997 Stock Plan.

     The 1998 Stock Plan will be administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the 1998 Stock Plan and to prescribe conditions (such as the completion of a period of employment with the Company following an award) that must be satisfied before awards vest. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

     Awards under the 1998 Stock Plan may be made in the form of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not incentive stock options. Participants in the 1998 Stock Plan may also receive SARs, which may be awarded separately from or in tandem with any option granted under the 1998 Stock Plan. The 1998 Stock Plan also provides for the award of limited SARs in tandem with options. Limited SARs may be exercised only during the 90 days immediately following the occurrence of certain events (which may include events associated with a change in control of the Company) identified by the Board of Directors. In addition, the Board of Directors may, in its discretion, award restricted shares or restricted units under the 1998 Stock Plan. No incentive stock option may be granted under the 1998 Stock Plan more than ten years after September 1, 1998. An award, other than an award of restricted shares, may provide for the crediting to the account of, or the current payment to, each participant who has such an award of an amount equal to the cash or stock dividends paid by the Company upon one share of Common Stock for each restricted unit or share of Common Stock subject to an option or right, included in such award ("Dividend Equivalent"). Dividend Equivalents credited to a participant's account are not subject to forfeiture, except as the Board of Directors may otherwise determine in respect of any option or right.

     Incentive stock options may only be awarded to employees. The term of each incentive stock option may not be more than ten years (five years in the case of an incentive stock option granted to an individual who at the time of grant owns more than 10% of the Common Stock) at an option price of not less than the Fair Market Value of a share on the date of grant (not less than 110% of the Fair Market Value of a share on the date of grant in the case of an incentive stock option granted to an individual who at the time of grant owns more than 10% of the Common Stock). Non-qualified stock options may be awarded for such term and at such option exercise price as may be determined by the Board of Directors at the time of grant.

     Subject to the provisions of the 1998 Stock Plan, options granted under the 1998 Stock Plan (other than the automatic grant of options to non-employee directors at the conclusion of each year of service) generally will become 100% vested at the earliest of the participant's normal retirement age, the participant's death or total disability or over a five year period commencing with the date of the grant at the rate of 20% per year. The Board of Directors, in its discretion, may provide at the date of grant for another time or times of exercise, or it may accelerate the exercisability of any such option subject to such terms and conditions as the Board of Directors deems necessary and appropriate.

     Upon exercise of an option under the 1998 Stock Plan, the exercise price for the purchased shares will be immediately payable in cash, by check or other instrument acceptable to the Company, or with the consent of the Board of Directors, in shares of Common Stock valued at Fair Market Value on the date of exercise, or by a combination of these methods or by surrender of awards under the 1998 Stock Plan, subject to such terms and conditions as the Board of Directors may determine. The 1998 Stock Plan also permits the Company to make loans to such option holders as the Board of Directors, in its discretion, may determine in connection with the exercise of options granted under the 1998 Stock Plan.

     The Board of Directors may elect, in lieu of delivering all or a portion of the shares of Common Stock as to which an option has been exercised, if the Fair Market Value of the Common Stock exceeds the exercise price of the option, to pay to the participant cash or shares of Common Stock, or a combination of cash and Common Stock, equal to the amount of the excess of (i) the Fair Market Value on the exercise date of the shares of Common Stock as to which the option has been exercised over (ii) the option exercise price. In the case of non-qualified options, the Board may defer payment and credit the amount on the books of the Company for the account of the optionee.

     SARs awarded in tandem with a grant of an option will generally be subject to the same terms and conditions as the related option and will entitle the recipient to elect to receive cash, shares of Common Stock, or a combination thereof in lieu of exercising an option. The terms of a separate SAR will be determined by the Board of Directors. Subject to the provisions of the 1998 Stock Plan, freestanding SARs granted under the 1998 Stock Plan generally will become 100% vested at the earliest of the participant's normal retirement age, the participant's death or total disability or such period of time from the date of the grant as the Board of Directors may determine. Prior to becoming 100% vested, each freestanding SAR shall become exercisable at such time and in such manner as the Board of Directors may determine. The Board of Directors, in its discretion, may also accelerate the exercisability of any freestanding SAR.

     A limited SAR may be awarded with respect to all or some of the shares of Common Stock covered by an option, either at the time an option is granted or at any time thereafter prior to expiration of the option. A limited right may be exercised only during the ninety-day period beginning on the occurrence of an event or condition prescribed by the Board of Directors.

     Subject to the provisions of the 1998 Stock Plan and any rules prescribed by the Board of Directors, upon exercise of a SAR in accordance with its terms (subject, in the case of a tandem right, to the surrender of the unexercised portion of the related option or any portion or portions thereof which the participant from time to time determines to surrender for this purpose), the participant will be entitled to receive a payment having a value equal to (i) the excess of the Fair Market Value on the date of exercise of one share over the option exercise price per share, in the case of a tandem right, or the price per share specified in the terms of the SAR, in the case of a freestanding SAR, multiplied by (ii) the number of shares with respect to which the right has been exercised. The payment shall be made in cash, in shares of Common Stock, or a combination thereof.

     In addition to options and SARs, the 1998 Stock Plan authorizes the award of restricted shares and restricted units to participants. Such awards may be made in lieu of or in addition to awards of options and SARs. Each award of restricted shares or restricted units may have a different restricted period. The Board of Directors may, in its sole discretion, accelerate the restricted period or, at the time an award is made, (i) prescribe conditions of the incremental lapse of restrictions during the restricted period or (ii) provide for the lapse or termination of restrictions upon the satisfaction of any condition or the occurrence of any event prescribed by the Board of Directors in its sole discretion. The Board of Directors may also, in its sole discretion, shorten or terminate the restricted period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or restricted units. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares or restricted units upon death or total disability.

     Participants receiving restricted shares will be issued a certificate representing such shares, and will be entitled to exercise full voting rights with respect thereto, at the time of the award. However, such certificate will be held in custody by the Company until such time as restrictions imposed by the
Board of Directors with respect to such shares lapse.   The recipients of
restricted shares will also be entitled to receive credit for dividends paid by the Company, subject to the right of the Board of Directors to defer payment of such dividends to holders of restricted shares until the lapse of the applicable restrictions. Cash or stock dividends so withheld by the Board of Directors shall not be subject to forfeiture. Upon forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Company without any further action by the participant.

     Participants receiving restricted units will have no rights as stockholders of the Company with respect to the restricted units and will not be issued a certificate at the time of the award, but will receive a certificate for one share of Common Stock for each restricted unit or, in the discretion of the Board of Directors, cash, upon the lapse of restrictions imposed by the Board.

     Participants who receive shares of Common Stock upon expiration of the restricted period applicable to restricted shares or other restricted units will not be required to pay for such shares.

     Options and SARs awarded under the 1998 Stock Plan will not be transferable except by will or the laws of descent and distribution. Awards of options and SARs made to employees under the 1998 Stock Plan terminate, to the extent not previously exercised, upon the involuntary termination of the participant's employment or within three months of the termination of the participant's employment with the Company for any other reason (other than the participant's total disability). In the case of a participant's death or total disability, such options may be exercised (to the extent exercisable on the date of death or disability) within one year after the date of the participant's death or disability. Awards of restricted shares and restricted units as to which the applicable restrictions have not lapsed (but not cash or stock dividends or equivalents previously credited to the holder's account) will be forfeited by an employee upon the termination of his or her employment, other than by reason of the employee's death or total disability. All restrictions shall lapse or terminate with respect to all restricted shares or restricted units upon death or total disability. The conditions under which awards made to non-employees will terminate will be determined by the Board of Directors, in its discretion.

     The Board of Directors may amend the 1998 Stock Plan. However, if required by applicable law or any other governing rules or regulations, stockholder approval will be required to (i) increase the aggregate number of shares that may be issued under the 1998 Stock Plan, (ii) materially increase the benefits accruing to participants under the 1998 Stock Plan or (iii) materially modify the requirements as to eligibility for participation in the 1998 Stock Plan. If certain events occur, the Board of Directors may adjust the number and types of securities that may subsequently be issued under the 1998 Plan and any outstanding grants to prevent dilution or enlargement of the benefits available under the 1998 Plan. These events include, but are not limited to, a distribution to stockholders other than a normal cash dividend, split-up, recapitalization, merger, consolidation, combination, exchange of shares or repurchase.

     As awards under the 1998 Stock Plan will be discretionary, the Company cannot currently determine the recipients and number of awards that will be made pursuant to the 1998 Stock Plan in 1998 or thereafter. The Company's 1996 and 1997 Stock Plans are substantially similar to the 1998 Stock Plan. For purposes of comparison, the following table sets forth information concerning awards made under the Company's 1996 Stock Plan and 1997 Stock Plan during 1997:

                                                                    Shares
Name                                         Dollar Value         Underlying
----                                           on Date             Options
                                             Of Grant (1)       Granted in 1997
                                             -------------      ---------------

Richard W. Talarico                                  $-0-             -0-
 Chief Executive Officer
R. Daniel Foreman(2)                                  -0-             -0-
 President
Brian K. Blair (2)                                    -0-             -0-
 Chief Operating Officer
All Current Executive Officers                        -0-           9,500
  as a group(3)
All Current Directors                                 -0-          10,000
  who are not Executive
  Officers as a group(4)
All Employees (including                             $-0-          73,050
 Officers who are not
 Executive Officers) as a
 group(3)

(1) The "Dollar Value on Date of Grant" for Stock Options is defined as the fair market value of the Company's Common Stock on the date of grant minus the option exercise price.


(2) Each of Mr. Foreman and Mr. Blair resigned as an officer of the Company in February 1998. Mr. Blair continues to serve as a director of the Company.


(3) All options granted to employees in 1997 have an exercise price per share equal to or greater than the market price of the Common Stock on the date of the grant and vest 20% each year beginning on the first anniversary of the grant.


(4) Automatic grants of options were made to non-employee directors in 1997 and 1998 under the 1997 Stock Plan. Assuming no change in non-employee directors, automatic grants of options covering 15,000 shares of Common Stock and 30,000 shares of Common Stock have been or will be made in 1998 and 1999, respectively, to such non-employee directors.
     The automatic grants to non-employee directors have an exercise price equal to the fair market value of the Common Stock on the date of the grant, are immediately exercisable in full and expire seven years after the date of grant.


  During 1997 and 1998, approximately 54 persons received awards under the 1996 and 1997 Stock Plans. The Company anticipates that the total number of persons receiving awards during the remainder of 1998 and in 1999 under the 1998 Stock Plan, the 1997 Stock Plan and/or the 1996 Stock will not be substantially greater than 240. For additional information concerning the 1996 Stock Plan and the 1997 Stock Plan and certain grants made thereunder, see "Executive Compensation."


Federal Income Tax Consequences


  Incentive Stock Options. When an optionee exercises an incentive stock option while employed by the Company or one of its subsidiaries or within the three month (one year for disability or death) period after the termination of employment, no ordinary income will be recognized by the optionee at that time. The excess, if any, of the fair market value of the shares acquired upon such exercise over the option price (the "spread") will be an adjustment to the taxable income of the optionee for alternative minimum tax purposes. If the Shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of exercise and two years after the date of grant of the option, the excess, if any, of the sales proceeds over the aggregate option price of such shares will be long term capital gain, and the Company will not be entitled to any federal income tax deduction with respect to such gain. If the shares are disposed of prior to the expiration of such periods (a "disqualifying disposition"), the Spread (up to the amount of the gain on the disposition) will be ordinary income at the time of such disqualifying disposition, and the Company will be entitled to a federal income tax deduction in a like amount.


  Nonqualified Stock Options. When an optionee exercises a nonqualified stock option, the difference between the option price and any fair market value of the shares on the date of exercise will be ordinary income to the optionee, subject to income tax withholding as wages and will be allowed as a deduction to the Company for federal income tax purposes. When an optionee disposes of shares acquired by exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as long term or short term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as long term or short term capital gain, depending upon the holding period of the shares.


  Stock for Stock Exchanges. Additional special rules apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash.


  The above discussion summarizes the federal income tax consequences of options granted under the 1998 Stock Plan based on current provisions of the Code and published rulings of the

Internal Revenue Service, which are subject to change. The summary does not however cover any state or local tax consequences.


          The Board of Directors of the Company Recommends a Vote FOR

 the Proposal to Adopt the 1998 Stock Plan of Allin Communications Corporation.



                INTEREST OF CERTAIN PERSONS IN THE TRANSACTIONS


  James S. Kelly, Jr., the founder and the President and Chief Executive Officer of KCS prior to its acquisition by the Company, was elected, effective as of the closing of the KCS Acquisition, as a director of the Company to serve in such capacity until the next annual meeting of stockholders of the Company. Mr. Kelly has been involved in the information technology field for 25 years. Mr. Kelly now owns 724,675 shares of Common Stock which represent approximately 12.10% of the Common Stock issued and outstanding, and he may receive additional shares of Common Stock if any Contingent Stock Consideration is paid.


  Mr. Kelly also received the Notes in connection with the closing of the KCS Acquisition, including the $2M Note. The Note in the principal amount of $6,200,000 and accrued interest thereon of $43,126 were repaid on October 2, 1998. See "Certain Other Recent Developments." If the holders of Common Stock approve the issuance of shares of Common Stock upon conversion of the $2M Note, Mr. Kelly may be entitled to receive shares of Common Stock if the $2M Note is automatically converted into Common Stock at maturity, or earlier if converted into Common Stock following a default by the Company, if any. See "Proposal 3."


  The Series B Preferred Stock and Warrants were offered and sold to certain existing stockholders of the Company. Richard W. Talarico, a director and executive officer of the Company, purchased 300 shares, James C. Roddey and William C. Kavan, directors of the Company, purchased 100 shares and 750 shares, respectively, and Henry Posner, Jr. and Thomas D. Wright, stockholders of the Company, purchased 1,400 and 200 shares, respectively. If the holders of Common Stock approve the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock, Messrs. Talarico, Roddey, Kavan, Posner and Wright will be entitled to convert their shares of Series B Preferred Stock into at least 83,044, 27,681, 207,612, 387,543 and 55,363 shares of Common Stock, respectively, and up to a maximum of 150,000, 50,000, 375,000, 700,000 and 100,000 shares of Common Stock, respectively. If the holders of Common Stock approve the issuance of shares of Common Stock upon exercise of the Warrants, Messrs. Talarico, Roddey, Kavan, Posner and Wright will be entitled, upon payment of the exercise price, to purchase 70,588, 23,529, 176,471, 329,412, 47,059 shares of Common Stock, respectively. See "Security Ownership of Certain Beneficial Owners and Management."


  As described under "Executive Compensation -- Employment Agreement," if shares are then available under one or more stock plans of the Company, Mr. Talarico is entitled to receive grants of options for 100,000 shares of Common Stock on each of January 1, 1999 and January

1, 2000 having an exercise price per share equal to the closing price of the Common Stock on the date of the grant. Approval by the stockholders of the 1998 Stock Plan would enable the Company to make such grants to Mr. Talarico under the 1998 Stock Plan.



                             Executive Compensation


Summary Compensation Table


  The following table sets forth information concerning 1996 and 1997 compensation of the Chief Executive Officer and the other executive officers of the Company whose 1997 salary exceeded $100,000 (collectively the "Named Executives").




                                                                                                   Long Term
                                                                                                   ---------
                                Annual Compensation                                                Compensation
                               --------------------                                                ---------------------
                                                                         Other Annual              Securities Underlying
Name and Principal Position    Year       Salary ($)                     Compensation ($)          Options (#)
---------------------------    ----       ----------                     ------------------        ---------------------

Richard W. Talarico            1997        $150,000                       $        ---                       ---
   Chief Executive Officer     1996          75,000                                ---                      21,000

R. Daniel Foreman (1)          1997        $150,000                       $        ---                       ---
   President                   1996         124,875                                ---                      21,000

Brian K. Blair (1)             1997        $150,000                         $37,141 (2)                      ---
   Chief Operating Officer     1996         124,875                          15,596 (2)                     21,000


(1) Each of Mr. Foreman and Mr. Blair resigned as an officer of the Company in February 1998. Mr. Blair continues to serve as a director of the Company.


(2) During 1996, Mr. Blair accepted an assignment to manage the southern Florida based operations of Allin Interactive Corp. The duration of the assignment was approximately one year, and the assignment ended in 1997. Because of the temporary nature of the assignment at a remote office, Allin Interactive Corp leased housing and an automobile for Mr. Blair's usage and incurred moving and certain other expenses related to this assignment. Housing, automobile, moving and other expenses were $27,136, $3,262, $3,264, and $3,479, respectively, during 1997. Expenses for housing and automobile were $12,500 and $3,096, respectively, during 1996.

Employment Agreement


  The Company has entered into an employment agreement with Mr. Talarico, the term of which commenced May 15, 1998 and will continue through May 15, 2001. The annual salary as set forth in the employment agreement is $175,000. In the event that the Company achieves certain performance criteria, the annual base salary is to be increased to $225,000. If Mr. Talarico's employment with the Company is terminated by the Company without cause or contemporaneously with or within 90 days prior to a change in control of the Company, Mr. Talarico will be entitled to receive semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the later to occur of (i) the first anniversary of the termination or (ii) May 15, 2001. The employment agreement contains restrictive covenants prohibiting Mr. Talarico from competing with the Company for a period of two years after termination or the end of the employment term.


  Pursuant to the employment agreement, Mr. Talarico was granted an option to purchase 100,000 shares of Common Stock at an exercise price of $4.50 per share. If shares are then available under one or more stock plans of the Company, the employment agreement also entitles Mr. Talarico to receive grants of options for 100,000 shares of Common Stock on each of January 1, 1999 and January 1, 2000 having an exercise price per share equal to the closing price of the Common Stock on the date of the grant. The options granted or which may be granted to Mr. Talarico will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company on June 15, 1998, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Common Stock.


Stock Plans


  In October 1996, the Board of Directors adopted the 1996 Stock Plan, and in May 1997 the Board of Directors adopted the 1997 Stock Plan which was approved by the Company's stockholders in 1997. Both plans provide for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. At December 31, 1997, 9,282 and 229,950 shares remained available for future grants under the 1996 Stock Plan and the 1997 Stock Plan, respectively. The plans are administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the plans and to prescribe conditions (such as the completion of a period of employment with the Company following an award). Although options were awarded under both plans in 1997, none of the Named Executive were granted options in 1997. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including the award of stock options.


  If certain events occur, the Board of Directors may adjust the number and types of securities that may subsequently be issued under the plans and any outstanding grants to prevent dilution or enlargement of the benefits available under the plans. These events include, but are not limited to, a distribution to stockholders other than a normal cash dividend, split-up, recapitalization, merger, consolidation, combination, exchange of shares or repurchase.


Option Grants in Last Fiscal Year


  There were no stock option grants to the Named Executives during 1997.


Fiscal Year End Option Values


  The following table provides information concerning stock options held by the Named Executives at December 31, 1997. No options were exercised in 1997.




                                                                   Number of Securities            Value of Unexercised In-the-
                                                                 Underlying Unexercised            Money Options at Fiscal Year
                              Shares                            Options at Fiscal Year End                   End (1)
                             Acquired                         ------------------------------       ----------------------------
                                on            Value
           Name              Exercise        Realized        Exercisable        Unexercisable       Exercisable   Unexercisable
           ----              ---------       ---------       -----------        -------------       -----------   -------------
Richard W. Talarico              ---             ---             4,200               16,800               ---           ---
R. Daniel Foreman (2)            ---             ---             4,200               16,800               ---           ---
Brian K. Blair (2)               ---             ---             4,200               16,800               ---           ---

(1) Based on the December 31, 1997 closing price per share of Common Stock of $3.88, as reported by Nasdaq, and the option exercise price of $15.00 per share, the options were not in-the-money at December 31, 1997.


(2) Messrs. Foreman and Blair resigned as officers of the Company in February 1998. All options have been forfeited.


  The Company does not have any long-term incentive or defined benefit plans.


Separation Agreements


  The Company also entered into employment agreements in 1996 with each of Messrs. Foreman and Blair substantially similar to the employment agreement entered into with Mr. Talarico. In connection with their resignations as officers of the Company, the Company entered into separation agreements with each of Mr. Foreman and Mr. Blair. Under the separation agreements, the Company is obligated to make aggregate payments to each of Messrs. Foreman and Blair in the amount of $225,000 plus accrued vacation pay, and to provide certain consulting services to Messrs. Foreman and Blair. In addition, the Company agreed to pay $20,000 of Mr. Foreman's relocation expenses and to forgive the $130,000 principal amount of, and approximately $10,000 of accrued interest on, a loan made by the Company to Mr. Foreman in 1997. The $140,000 loan forgiveness, which was recorded by the Company in 1997 as a bad debt expense under selling, general and administrative expenses, will be included in

Mr. Foreman's 1998 compensation. Under the separation agreement with Mr. Foreman, the Company has agreed that Mr. Foreman may compete immediately in certain areas of business utilizing digital imaging technology. Mr. Blair remains subject to restrictive covenants prohibiting him from competing with the Company for a period of two years following his resignation.


Compensation of Directors


  The non-employee directors of the Company are entitled to receive at the conclusion of each year of service, an automatic grant of an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock as reported by Nasdaq for the date on which the option is granted. Grants for the initial year of service were made under the 1997 Stock Plan. Messrs. Kavan and Roddey each received grants to acquire 5,000 shares of Common Stock at the exercise price of $4.50 per share on November 3, 1997. Mr. Pasquarelli received a grant to acquire 5,000 shares of Common Stock at the exercise price of $4.25 per share on February 6, 1998.


  Non-employee directors of the Company receive $2,500 for each Board of Directors meeting attended and $500 for each separate committee meeting attended on a date on which no full board meeting is held. Directors of the Company who are also employees do not receive additional compensation for attendance at Board and committee meetings, except that all directors will be reimbursed for out-of-pocket expenses in connection with attendance at Board and committee meetings.


Compensation Committee Interlocks and Insider Participation


  The Compensation Committee consists of William C. Kavan and James C. Roddey. Mr. Roddey served as President of International Sports Marketing, Inc. from 1992 until its acquisition by the Company in 1996. Mr. Richard W. Talarico, Chairman and Chief Executive Officer of the Company, is a partner in The Hawthorne Group ("THG") and an officer of The Hawthorne Group, Inc. ("Hawthorne"), and, as such, he and Mr. Roddey are shareholders and/or partners in common in certain investments and companies. During 1997 and the first six months of 1998, Mr. Talarico was a shareholder and director of The Bantry Group, Inc. and its affiliates Wexford Health Services, Inc. ("WHS"), Longford Health Sources, Inc. and Galway Technologies, Inc. (collectively "Bantry") of which Mr. Roddey was a shareholder, director and an executive officer. Mr. Talarico and Mr. Roddey were each partners in MA Associates II and shareholders in Hawthorne Group Productions, Inc. and Production Masters, Inc. ("PMI"), of which Mr. Roddey is an executive officer and director. Mr. Talarico is neither an officer or director of these companies. None of these companies or Bantry has a compensation committee of its board of directors. Mr. Roddey has indicated an intention to excuse himself from any vote of the Compensation Committee or the Board of Directors concerning Mr. Talarico's compensation. Richard S. Trutanic, a former director of the Company, also served as a member of the Compensation Committee for a portion of 1997.

  In respect of the fiscal year ended December 31, 1997 and the nine-month period ended September 30, 1998, the Company made payments to PMI in the amount of approximately $61,000 and $7,000, respectively, for the production of videos and other visual media for use with the Company's ITV system. Messrs. Henry Posner Jr., Thomas D. Wright, Roddey and Talarico are shareholders of PMI. Mr. Posner owns greater than five percent of the Company's outstanding Common Stock and Mr. Wright owned greater than five percent of the Company's outstanding Common Stock during 1997. The Company believes that such transactions between it and PMI were on terms as favorable to the Company as could have been obtained from an unaffiliated party. The Company expects to continue to conduct business with PMI in the future.


  The Company acquired all of the issued and outstanding shares of capital stock of International Sports Marketing, Inc., now SportsWave, Inc. ("SportsWave"), from the stockholders of SportsWave in November 1996. The purchase price paid at the closing of the sale was $2.4 million in cash. In addition, the stock purchase agreement governing the sale provided for up to $2.4 million in contingent payments. One-half of the contingent payments, if any, was to be paid by delivery to the former SportsWave stockholders of promissory notes bearing interest at seven percent per annum. Messrs. Posner, Wright, Talarico and Roddey were SportsWave stockholders. At the closing of the acquisition of SportsWave, Messrs. Posner, Wright, Talarico and Roddey received cash payments in the amounts of approximately $1,273,000, $791,000, $48,000 and $120,000, respectively, and would have been entitled to receive contingent payments up to the same approximate amounts (not including interest payable on any promissory note delivered in respect of the contingent payments). In connection with the Company's sale of SportsWave, on October 2, 1998, the Company paid $318,200, $197,800, $12,000 and $30,000 to Messrs. Posner, Wright, Talarico and Roddey, respectively, and $42,000 to the other former SportsWave stockholders in full settlement of any claims to contingent earn-out payments that may have been due in the future.


  During the fiscal year ended December 31, 1997, Allin Digital Imaging Corp., a subsidiary of the Company, made payments of approximately $12,000 for office space under a month-to-month occupancy arrangement with Star Cable Associates, in which Mr. Roddey has an ownership interest. The arrangement was terminated in March 1997 and Allin Digital Imaging Corp. personnel now occupy a portion of the Company's other leased space.


  During the fiscal year ended December 31, 1997 and the nine-month period ended September 30, 1998, KCG provided computer network consulting services to Hawthorne, Allegheny Media ("AM"), and WHS. Fees charged Hawthorne, AM and WHS were approximately $28,000, $2,000 and $4,000, respectively, for the fiscal year ended December 31, 1997 and approximately $12,000, $400 and $5,000, respectively, for the nine-month period ended September 30, 1998. Mr. Posner, Mr. Wright and two of Mr. Posner's sons are shareholders of Hawthorne. Mr. Roddey has an ownership interest in AM. Mr. Roddey is a shareholder, director and executive officer of WHS' parent company, The Bantry Group, Inc. Mr. Talarico is a shareholder and was a director during 1997 of Bantry. The Company believes its fees are on terms substantially similar to those offered non-affiliated parties.

  During the fiscal year ended December 31, 1997 and the nine-month period ended September 30, 1998, Netright, Inc., a subsidiary of the Company ("Netright"), sold computer hardware and components to THG and AM. Netright also sold computer hardware and software components to WHS during the nine-month period ended September 30, 1998. Amounts charged THG and AM for the fiscal year ended December 31, 1988 were approximately $22,000 and $1,000, respectively. Amounts charged THG, AM and WHS for the nine-month period ended September 30, 1998 were approximately $1,000, $500 and $23,000, respectively. The Company believes its charges are on terms substantially similar to those offered non-affiliated parties.


  Certain stockholders of the Company, including Messrs. Posner, Wright, Roddey, Talarico, Brian K. Blair, a director and former officer of the Company, and R. Daniel Foreman, a former director and officer of the Company, have certain rights under a registration rights agreement (the "Registration Rights Agreement") to require the Company, subject to certain limitations, to register under the Securities Act certain of their shares of Common Stock for public offering and sale.


  Each of Messrs. Talarico, Kavan, Roddey, Posner and Wright purchased shares of Series B Preferred Stock and Warrants. If the Company does issue any Conversion Shares, the holders of the Conversion Shares, including Messrs. Talarico, Kavan, Roddey, Posner and Wright will have certain rights to require the Company to register the Conversion Shares for resale under the Securities Act. See also "Interest of Certain Persons in the Transactions" and "Security Ownership of Certain Beneficial Owners and Management."



         Security Ownership of Certain Beneficial Owners and Management


  The following table sets forth certain information as to the ownership of Common Stock as of October 22, 1998, both before and after giving effect to stockholder approval of the issuance of Common Stock upon conversion of the Series B Preferred Stock (assuming that only the minimum number of shares may be issued upon such conversion) and to stockholder approval of the issuance of Common Stock upon exercise of the Warrants, by (i) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each executive officer and director and (iii) all executive officers and directors as a group. Except as indicated below, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them.

                                Number of Shares of
                                   Common Stock            Percent of
                               Beneficially Owned(1)    Common Stock(1)
                               ---------------------  --------------------
                                 Before      After     Before      After
Name                            Approval   Approval   Approval   Approval
----                           ----------  ---------  ---------  ---------

Henry Posner, Jr.(2)            1,144,740  1,861,695     19.12%     27.77%
500 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA  15220

Friedman, Billings,               401,000    401,000      6.70%      6.70%
 Ramsey Group, Inc.(3)
1001 19th Street North
Arlington, VA  22209

Continental Casualty              340,000    340,000      5.68%      5.68%
 Company(4)
CNA Plaza
Chicago, IL  60685

Kindy French(5)                   325,000    325,000      5.43%      5.43%
2120 Leroy Place N.W.
Washington, D.C.  20008

Emanuel J. Friedman(6)            601,000    601,000     10.04%     10.04%
1001 19th Street North
Arlington, VA  22209

Dimensional Fund                  393,300    393,300      6.57%      6.57%
 Advisors(7)
1299 Ocean Avenue
11th Floor
Santa Monica, CA
 90401

Les D. Kent                       263,333    263,333      4.40%      4.40%
60 98th Avenue
Oakland, CA  94603



                                Number of Shares of
                                   Common Stock            Percent of
                               Beneficially Owned(1)    Common Stock(1)
                               ---------------------  --------------------
                                 Before      After     Before      After
Name                            Approval   Approval   Approval   Approval
----                           ----------  ---------  ---------  ---------

Thomas D. Wright(8)               211,460    313,882      3.53%      5.15%
500 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA  15220

Richard W. Talarico(9)            103,503    257,135      1.73%      4.18%
400 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA  15220

Brian K. Blair                    177,200    177,200      2.96%      2.96%
13320 State Route 7
East Liverpool, OH
 43920

William C. Kavan(10)              110,800    494,883      1.85%      7.75%
100 Garden City Plaza
Garden City, NY 11530

James C. Roddey(11)               102,603    153,813      1.71%      2.54%
200 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA  15220

Paul J. Pasquarelli                 5,000      5,000        *          *
200 Corporate Center
 Drive, Suite 340
Coraopolis, PA 15108

Anthony L. Bucci                  -  0  -    -  0  -     -  0  -    -  0  -
Four Station Square
Suite 500
Pittsburgh, PA  15219

James S. Kelly, Jr.(12)           724,676    724,676     12.10%     12.10%
100 Trotwood Drive
Monroeville, PA  15146


                                Number of Shares of
                                   Common Stock            Percent of
                               Beneficially Owned(1)    Common Stock(1)
                               ---------------------  --------------------
                                 Before      After     Before      After
Name                            Approval   Approval   Approval   Approval
----                           ----------  ---------  ---------  ---------
Dean C. Praskach                    3,900      3,900      *          *
400 Greentree Commons
381 Mansfield Avenue
Pittsburgh, PA  15220

All executive officers and      1,491,015  2,079,940     24.83%     31.45%
 directors as a group (9
 persons)(13)

_____________________________________________
*Less than one percent


(1) The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The numbers shown include shares covered by options that are currently exercisable or are exercisable within sixty days of October 22, 1998. The numbers and percentages of shares owned assume that such options had been exercised as follows: Mr. Talarico - 8,400 shares; Messrs. Kavan and Roddey - 10,000 shares each (includes for each an immediately exercisable option to purchase 5,000 shares of Common Stock granted in November 1998); Mr. Pasquarelli - 5,000 shares; Mr. Praskach - 3,900 shares; and all directors and executive officers as a group - 37,300 shares. The minimum number of shares of Common Stock that may be acquired upon conversion of the Series B Preferred Stock and exercise of the Warrants are also included in the after approval columns of the table; however, shares that may be acquired upon conversion of the $2M Note are not so included.


(2) Includes 102,000 shares held in various trusts and a family foundation of which Mr. Posner and his wife are trustees and with respect to which shares Mr. Posner shares voting and investment power. Does not include 1,000 shares owned by Mr. Posner's wife and 2,000 shares held by trusts of which Mr. Posner's wife is a trustee. Mr. Posner owns 1,400 shares of Series B Preferred Stock and related Warrants. If stockholder approval is obtained, such shares will be convertible into at least 387,543, but no more than 700,000, shares of Common Stock, and such Warrants will become exercisable for 329,412 shares of Common Stock. Assuming that the Series B Preferred Stock became exercisable for the maximum 700,000 shares of Common Stock, Mr. Posner would be deemed to beneficially own an aggregate of 2,174,152 shares of Common Stock representing approximately 30.98% of the Common Stock outstanding.


(3) As reported on Schedule 13G filed with the Securities and Exchange Commission (the "SEC"), the shares indicated are beneficially owned by each of Friedman, Billings, Ramsey Group, Inc., Eric F. Billings, Emanuel J. Friedman, and W. Russell Ramsey. The number of shares shown assumes that there has been no change in the number of shares beneficially owned since this date.


(4) The shares indicated are under shared voting power and shared dispositive power among Continental Casualty Company, CNA Financial Corporation and Loews Corporation as reported on Schedule 13G filed by such entities with the SEC. The report states that, under Illinois law, assets owned by Continental Casualty Company, an Illinois insurance company, are solely under the control of the board of directors of the insurer and that the characterization of shared dispositive power with the parent holding company is made solely as a consequence of SEC interpretations regarding control of the subsidiary. CNA Financial Corporation and Loews Corporation specifically disclaim beneficial ownership of the shares. The number of shares shown assumes that there has been no change in the number of shares owned since the date of the report on Schedule 13G.


(5) Information as to the number of shares owned by Ms. French has been obtained from the Schedule 13D filed with the SEC by Ms. French. The number of shares shown assumes there has been no change in the number of shares owned since the date of the Schedule 13D. Ms. French is the wife of Emanuel J. Friedman, the Chairman of Friedman, Billings, Ramsey Group, Inc., a beneficial owner of more than five percent of the outstanding Common Stock of the Company. See Notes (3) and (6) above.


(6) As reported on Schedule 13G filed with the SEC, Mr. Friedman has sole voting and dispositive power with respect to 34,000 shares and shared voting and dispositive power with respect to 567,000 shares. The number of shares shown assumes that there has been no change in the number of shares reported as beneficially owned.


(7) As reported by Nasdaq-Online. The number of shares assumes that there has been no change in the number of shares reported as beneficially owned.


(8) Does not include 45,000 shares held by Mr. Wright's spouse, 5,000 shares in her own name and 40,000 shares as trustee for various trusts. Mr. Wright owns 200 shares of Series B Preferred Stock and related Warrants. If stockholder approval is obtained, such shares will be convertible into at least 55,363, but no more than 100,000, shares of Common Stock and such Warrants will become exercisable for 47,059 shares of Common Stock. Assuming that the Series B Preferred Stock became exercisable for the maximum 100,000 shares of Common Stock, Mr. Wright would be deemed to beneficially own an aggregate of 358,519 shares of Common Stock representing approximately 5.84% of the Common Stock outstanding.


(9) Mr. Talarico owns 300 shares of Series B Preferred Stock and related Warrants. If stockholder approval is obtained, such shares will be convertible into at least 83,044, but no more than 150,000, shares of Common Stock, and such Warrants will become exercisable for 70,588 shares of Common Stock. Assuming that the Series B Preferred Stock became exercisable for the maximum 150,000 shares of Common Stock, Mr. Talarico would be deemed to beneficially own an aggregate of 324,091 shares of Common Stock representing approximately 5.21% of the Common Stock outstanding.


(10) Mr. Kavan owns 750 shares of Series B Preferred Stock and related Warrants. If stockholder approval is obtained, such shares will be convertible into at least 207,612, but no more than 375,000, shares of Common Stock, and such Warrants will become exercisable for 176,471 shares of Common Stock. Assuming that the Series B Preferred Stock became exercisable for the maximum 375,000 shares of Common Stock, Mr. Kavan would be deemed to beneficially own an aggregate of 662,271 shares of Common Stock representing approximately 10.11% of the Common Stock outstanding.


(11) Includes 2,000 shares owned by Mr. Roddey's wife. Mr. Roddey owns 100 shares of Series B Preferred Stock and related Warrants. If stockholder approval is obtained, such shares will be convertible into at least 27,681, but no more than 50,000, shares of Common Stock, and such Warrants will become exercisable for 23,529 shares of Common Stock. Assuming that the Series B Preferred Stock became exercisable for the maximum 50,000 shares of Common Stock, Mr. Roddey would be deemed to beneficially own an aggregate of 176,132 shares of Common Stock representing approximately 2.90% of the Common Stock outstanding.

(12) Does not include shares of Common Stock that may be issued to Mr. Kelly as Contingent Stock Consideration. See "The KCS Acquisition." Does not include shares which, following stockholder approval, may be issued upon conversion of the $2M Note. See "Proposal 3."


(13) See Notes (9), (10), (11) and (12). Assuming that the Series B Preferred Stock became exercisable for the maximum number of shares of Common Stock, all executive officers and directors as a group would be deemed to beneficially own an aggregate of 2,336,603 shares of Common Stock representing approximately 34.01% of the Common Stock outstanding.

                               OTHER INFORMATION


Independent Public Accountants


     Arthur Andersen LLP is serving as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 1998. Arthur Andersen LLP has been employed to perform this function for the Company and its predecessors since 1995. A representative of Arthur Andersen LLP is expected to be present at the Special Meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions.


Director Nominees


     The Board of Directors will consider stockholder's recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company's principal offices at least 90 days in advance of the anniversary date of the immediately preceding annual meeting, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. This requirement does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.


Stockholder Proposals for 1999 Annual Meeting


     Any proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company, 400 Greentree Commons, 381 Mansfield Avenue, Pittsburgh, Pennsylvania 15220-2751, no later than December 7, 1998 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by Certified Mail
- Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 1999 proxy materials.


     All other stockholder proposals to be presented at the 1999 Annual Meeting of Stockholders must be submitted in writing to the Secretary of the Company at the Company's principal offices no later than February 7, 1999, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company.


Other Matters


     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the Special Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.


Solicitation of Proxies


     All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,500 plus expenses.


Incorporation of Certain Documents by Reference


     The following portions of the following documents, previously filed by the Company with the Securities and Exchange Commission, are incorporated herein by reference:


(i) Allin Communications Corporation and Subsidiaries Audited Consolidated Balance Sheets as of December 31, 1996 and 1997; Audited Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997; Audited Consolidated Statements of Shareholders' Equity for the years ended December 31, 1995, 1996 and 1997; Audited Consolidated Statements of Cash Flows for the years ended December 13, 1995, 1996 and 1997; and Notes to Audited Consolidated Financial Statements, all included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;


(ii) Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;


(iii) Allin Communications Corporation and Subsidiaries Consolidated Balance Sheet as of September 30, 1998 (unaudited); Consolidated Statements of Operations for the nine months ended September 30, 1997 and 1998 (unaudited); Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 1998 (unaudited); Consolidated Statements of Cash Flows for the nine months ended September 30, 1998 (unaudited) and Notes to Unaudited Consolidated Financial Statements, all included in the Company's Quarterly report on 10-Q for the fiscal quarter ended September 30, 1998;


(iv) Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998;

(v) KCS Computer Services, Inc. Audited Balance Sheets as of December 31, 1997 and 1996; Audited Statements of Operations and Retained Earnings for the years ended December 31, 1997 and 1996; Audited Statements of Cash Flows for the years ended December 31, 1997 and 1996; and Notes to Audited Financial Statements, all included in the Company's Current Report on Form 8-K/A filed October 9, 1998;


(vi) KCS Computer Services, Inc. Balance Sheets as of June 30, 1998 and 1997 (unaudited); Statement of Operations and Retained Earnings for the six months ended June 30, 1998 and 1997 (unaudited); Statements of Cash Flows for the six months ended June 30, 1998 and 1997 (unaudited); and Notes to Unaudited Financial Statements, all included in the Company's Current Report on Form 8-K/A filed October 9, 1998;


(vii) KCS Computer Services, Inc. Balance Sheet as of July 31, 1998 (unaudited); Statement of Operations and Retained Earnings for the seven months ended July 31, 1998 (unaudited); Statements of Cash Flows for the seven months ended July 31, 1998 (unaudited); and Notes to Unaudited Financial Statements, all included in the Company's Current Report on Form 8-K/A filed November 12, 1998;


(viii) Allin Communications Corporation and Subsidiaries Pro Forma Consolidated Balance Sheet as of June 30, 1998; Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997; Pro Forma Condensed Statement of Operations for the six months ended June 30, 1998; and Notes to Pro Forma Condensed Consolidated Financial Statements, all included in the Company's Current Report on Form 8-K/A filed October 9, 1998; and


(ix) Allin Communications Corporation and Subsidiaries Pro Forma Condensed Statement of Operations for the seven months ended July 31, 1998 and Notes to Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1998, all included in the Company's Current Report on Form 8-K/A filed November 12, 1998.


The Company has enclosed its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, its Current Report on Form 8-K/A filed October 9, 1998 and its Current Report on 8-K/A filed November 12, 1998 with this proxy statement. Stockholders are referred to such reports for the information specifically incorporated herein by reference. The portions of such reports not listed above are not incorporated in this proxy statement and are not part of the proxy soliciting material.


Forward Looking Statements


     The Management's Discussion and Analysis and other sections of the documents incorporated by reference herein contain forward-looking statements that are based on then current expectations, estimates and projections about the industries in which the Company operates, management's beliefs and assumptions made by management. Words such as

"expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that they will prove to be accurate. Factors that could affect performance include the Company's limited operating history, the Company's recent net losses and accumulated deficit, risks inherent in the development of new markets and products and in technological obsolescence, dependence on key personnel and competitive market conditions, which are representative of factors which could affect the outcome of the forward-looking statements, and which are discussed along with other factors in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Quarterly Report on 10-Q for the fiscal quarter ended September 30, 1998 which is incorporated herein by reference. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



     By order of the Board of Directors,



     Dean C. Praskach
     Secretary
     November ___, 1998

                                                                         Annex A

              1998 Stock Plan of Allin Communications Corporation



1.   Purpose
     -------

     Allin Communications Corporation (the "Company") desires to attract and retain the best available talent and encourage the highest level of performance by employees and other persons who perform services for the Company in order to serve the best interests of the Company and its shareholders. By affording eligible persons the opportunity to acquire proprietary interests in the Company and by providing them incentives to put forth maximum efforts for the success of the Company's business, the 1998 Stock Plan of the Company (the "1998 Plan") is expected to contribute to the attainment of those objectives.


2.   Scope and Duration
     ------------------

     Awards under the 1998 Plan may be granted in the form of (i) incentive stock options ("incentive stock options") as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) non-qualified stock options ("non-qualified options") (unless otherwise indicated, references in the 1998 Plan to "options" include incentive stock options and non-qualified options), (iii) shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") that are restricted as provided in paragraph 11 ("restricted shares"), (iv) units to acquire shares of Common Stock that are restricted as provided in paragraph 11 ("restricted units") and (v) stock appreciation rights ("rights") or limited stock appreciation rights ("limited rights"). The maximum aggregate number of shares of Common Stock as to which awards may be granted from time to time under the 1998 Plan is 375,000 shares. The shares available may be in whole or in part, authorized but unissued shares or issued shares reacquired by the Company, as the Board of Directors of the Company (the "Board of Directors") shall from time to time determine. Unless otherwise provided by the Board of Directors, shares covered by expired or terminated options and forfeited restricted shares or restricted units, shares subject to awards that are paid in cash or surrendered upon the exercise of an option, and shares received by the Company upon the exercise of an option will not be available for subsequent awards under the 1998 Plan. No incentive stock option shall be granted under the 1998 Plan more than 10 years after September 1, 1998. Otherwise, the Plan will continue until terminated pursuant to paragraph 17.


3.   Administration
     --------------

     The 1998 Plan will be administered by the Board of Directors, which shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1998 Plan, (i) to grant options, to determine the purchase price of the shares of Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which options shall be granted, and the number of shares to be covered by each option; (ii) to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights and limited rights; (iii) to grant rights and to determine the terms and conditions applicable to such rights; (iv) to grant restricted shares and restricted units and to determine the terms of the restricted period and other conditions applicable to such shares or units, the persons to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant; (v) to interpret the 1998 Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the 1998 Plan; (vii) to determine the terms and provisions of the option and rights agreements (which need not be identical) and the restricted share and restricted units agreements (which need not be identical) entered into in connection with awards under the 1998 Plan; and (viii) to make all other determinations deemed necessary or advisable for the administration of the 1998 Plan. The Board of Directors may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Board of Directors or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility or authority the Board of Directors or such person may have under the 1998 Plan.

          The Board of Directors may employ attorneys, consultants, accountants or other persons. The Board of Directors, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board of Directors in good faith shall be final and binding upon all persons who have received awards, the Company and all other interested persons. No member or agent of the Board of Directors shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the 1998 Plan or awards made thereunder, and all members and agents of the Board of Directors shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.


4.   Eligibility; Factors to be Considered in Granting Awards
     --------------------------------------------------------

     Awards will be limited to (i) officers, executives and others, who are employees of the Company or its subsidiaries and (ii) any non-employee advisors or consultants (including non-employee directors) who may provide or who have provided services to the Company, its predecessors or its subsidiaries; provided, however, that awards in the form of incentive stock options may be granted only to employees. In determining the persons to whom awards shall be granted and the number of shares or units to be covered by each award, the Board of Directors shall take into account the nature of the employees' duties or the services provided, their past, present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the 1998 Plan. For each year that an individual, who is not an employee of the Company, serves as a director, he or she will receive an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price equal to the Fair Market Value (as defined in paragraph 5) to the extent that an option to acquire that number of shares is not granted under another plan of the Company. Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with, in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Company or its present and future subsidiaries. A person to whom an award has been granted shall be referred to as a "participant." An award, other than an award of restricted shares, may provide for the crediting to the account of, or the current payment to, each participant who has such an award of an amount equal to the cash or stock dividends paid by the Company upon one share of Common Stock for each restricted unit or share of Common Stock subject to an option or right, included in such award ("Dividend Equivalent"). Dividend Equivalents credited to a participant's account shall not be subject to forfeiture, except as the Board of Directors may otherwise determine in respect of any option or right, and may bear amounts equivalent to interest or cash dividends as the Board of Directors may determine. A participant who has been granted an award or awards under the 1998 Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code on the grant of incentive stock options. The Board of Directors, in its sole discretion, may grant to a participant who has been granted an award under the 1998 Plan or any other plan maintained by the Company or one of its subsidiaries, or any predecessors or successors thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including without limitation a price which is different (either higher or lower) than any price provided in the award so surrendered and cancelled, as the Board of Directors may deem appropriate.


5.   Option Price
     ------------

     Except as provided in paragraph 4 with respect to certain options granted to directors, the purchase price of the Common Stock covered by each option shall be determined by the Board of Directors. However, in the case of an award made to any other participant in the form of an incentive stock option, the purchase price shall not be less than 100% (or, in the case of an incentive stock option granted to a "10 percent shareholder," as defined in Code section 422, 110%) of the fair market value of the Common Stock on the date the option is granted, which shall be the closing price of the Common Stock as reported on Nasdaq NMS (the "Fair Market Value") for the date on which the option is granted, or if there are no sales on such date, on the next preceding day on which there were sales. Except as provided in paragraph 15, the price of any award, once established, will not be subject to change. The Board of Directors shall determine the date on which an option is granted, provided that such date
                                                        --------
is consistent with the Code and any applicable rules or regulations thereunder. In the absence of such determination, the date on which the Board of Directors adopts a resolution granting an option shall be considered the date on which such option is granted, provided the participant to whom the option is granted
                        --------
is promptly notified of the grant and an option agreement is duly executed as of the date of the resolution. The price so determined shall also be applicable in connection with the exercise of any related right or limited right.


6.   Term of Options, Units and Rights
     ---------------------------------

     The term of each incentive stock option granted under the 1998 Plan shall not be more than 10 (or, in the case of a "10 percent shareholder," as defined in Code section 422, 5) years from the date of grant, as the Board of Directors shall determine, subject to earlier termination as provided in paragraphs 12 and
13. The term of each non-qualified stock option as well as each restricted unit, right or limited right granted under the 1998 Plan shall be such period of time as the Board of Directors shall determine, subject to earlier termination as provided in paragraphs 12 and 13.


7.   Exercise of Options; Loans
     --------------------------

     (a) Subject to the provisions of the 1998 Plan and unless otherwise provided in the option agreement, an option granted under the 1998 Plan shall become 100% vested at the earliest of the participant's normal retirement date, the participant's death or total disability (as defined in paragraph 13) or over a five (5) year period commencing with the date of grant at the rate of twenty percent (20%) per year. In its sole discretion, the Board of Directors may, in any case or cases, prescribe different installments. The Board of Directors may also, in its sole discretion, accelerate any option at any time or, in any option agreement, provide for the acceleration of the exercisability of any option based on the occurrence of any event or satisfaction of any condition prescribed by the Board of Directors in its sole discretion.

     (b) An option may be exercised at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable.

     (c) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Company, or, with the consent of the Board of Directors, in shares of the Common Stock, valued at the Fair Market Value on the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Board of Directors and subject to such terms and conditions as it may determine) by surrender of outstanding awards under the 1998 Plan. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Board of Directors may permit such amount to be paid in shares of Common Stock previously owned by the participant, or a portion of the shares of Common Stock that otherwise would be distributed to such participant upon exercise of the option, or a combination of cash and shares of such Common Stock.

     (d) Except as provided in paragraphs 12 and 13, no option which is an incentive stock option may be exercised at any time unless the holder thereof is then an employee of the Company, one of its subsidiaries. For this purpose, "subsidiary" shall include, as under Treasury Regulations Section 1.421-7(h)(3) and (4), Example (3), any corporation that is a subsidiary of the Company during the entire portion of the requisite period of employment during which it is the employer of the holder.

     (e) The Board of Directors, in its sole discretion, may elect, in lieu of delivering all or a portion of the shares of Common Stock as to which an option has been exercised, if the Fair Market Value of the Common Stock exceeds the exercise price of the option (i) to pay the participant in cash or in shares of Common Stock, or a combination of cash and Common Stock, an amount equal to the excess of (A) the Fair Market Value on the exercise date of the shares of Common Stock as to which such option has been exercised, or if there were no sales on such date, on the next preceding day on which there were sales over (B) the option price, or (ii) in the case of an option which is a non-qualified option, to defer payment and to credit the amount of such excess on the Company's books for the account of the optionee and either (a) to treat the amount in such account as if it had been invested in the manner from time to time determined by the Board of Directors, with dividends or other income thereon being deemed to have been so reinvested or (b) for the Company's convenience, to contribute the amount credited to such account to a trust, which may be revocable by the Company, for investment in the manner from time to time determined by the Board of Directors and set forth in the instrument creating such trust. The Board of Director's election pursuant to this subparagraph shall be made by giving written notice of such election to the participant (or other person exercising the option). Shares of Common Stock paid pursuant to this subparagraph will be valued at the Fair Market Value on the exercise date, or if there were no sales on such date, on the next preceding day on which there were sales.

     (f) Subject to any terms and conditions that the Board of Directors may determine in respect of the exercise of options involving the surrender of outstanding awards, upon, but not until, the exercise of an option or portion thereof in accordance with (i) the 1998 Plan, (ii) the option agreement and
(iii) such rules and regulations as may be established by the Board of Directors, the holder thereof shall have the rights of a shareholder with respect to the shares issued as a result of such exercise.

          (g) The Company may make loans to such option holders as the Board of Directors, in its discretion, may determine (including a holder who is a director or officer of the Company) in connection with the exercise of options granted under the 1998 Plan; provided, however, that the Board of Directors
                             --------  -------
shall not authorize the making of any loan where the possession of such discretion or the making of such loan would result in a "modification" (as defined in Section 424 of the Code) of any incentive stock option. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Board of Directors shall determine not inconsistent with the 1998 Plan. Such loans shall bear interest at such rates as the Board of Directors shall determine from time to time, which rates may be below then current market rates (except in the case of incentive stock options). In no event may any such loan exceed the fair market value, at the date of exercise, of the shares covered by the option, or portion thereof, exercised by the holder. No loan shall have an initial term exceeding five years, but any such loan may be renewable at the discretion of the Board of Directors. When a loan shall have been made, shares of Common Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan. Every loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.


8.   Award and Exercise of Rights
     ----------------------------

     (a) A right may be awarded by the Board of Directors in connection with any option granted under the 1998 Plan (a "tandem right"), either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option. A right may also be awarded separately (a "free-standing right"). Each tandem right shall be subject to the same terms and conditions as the related option and shall be exercisable only to the extent the option is exercisable.

     The term of each freestanding right granted under the 1998 Plan shall be such period of time as the Board of Directors shall determine. Subject to the provisions of the 1998 Plan and unless otherwise provided in the agreement covering a freestanding right granted under the 1998 Plan, such right shall become 100% vested at the earliest of the participant's normal retirement date, the participant's death or total disability (as defined in paragraph 13) or such period of time from the date of grant as the Board of Directors shall determine. Prior to becoming 100% vested, each freestanding right shall become exercisable at such time and in such manner as the Board of Directors shall determine. The Board of Directors may also, in its sole discretion, accelerate the exercisability of any freestanding right at any time and provide, in the agreement covering a freestanding right, that the right shall become immediately exercisable based on the occurrence of any event or satisfaction of any condition prescribed by the Board of Directors in its sole discretion.

     (b) A right shall entitle the participant upon exercise in accordance with its terms (subject, in the case of a tandem right, to the surrender of the unexercised portion of the related option or any portion or portions thereof which the participant from time to time determines to surrender for this purpose) to receive, subject to the provisions of the 1998 Plan and such rules and regulations as from time to time may be established by the Board of Directors, a payment having an aggregate value equal to (A) the excess of the fair market value on the exercise date of one share over the option price per share, in the case of a tandem right, or the price per share specified in the terms of the right, in the case of a freestanding right, times (B) the number of shares with respect to which the right shall have been exercised. The payment shall be made in the form of all cash, all shares of Common Stock, or a combination thereof, as elected by the participant; provided, that the Board of Directors shall have sole discretion to
             --------
consent to or disapprove the election of a participant to receive all or part of a payment in cash (which consent or disapproval may be given at any time after the election to which it relates). The price per share specified in a freestanding right shall be determined by the Board of Directors but in no event shall be less than the average of the daily closing price for the Common Stock as reported on the Nasdaq NMS during a period determined by the Board of Directors in its sole discretion that shall consist of any day on which shares of Common Stock are traded on the Nasdaq NMS (a "Trading Day") or any number of consecutive Trading Days, not exceeding 30, during the period of 30 Trading Days ending on the Trading Day immediately preceding the date the right is granted, provided that, in the absence of a different determination by the Board of
--------
Directors, the price per share shall be determined on the basis of a period consisting of 30 Trading Days. Such price shall be subject to adjustment as provided in paragraph 15. The Board of Directors shall determine the date on which a freestanding right is granted. In the absence of such determination, the date on which the Board of Directors adopts a resolution granting such right shall be considered the date of grant, provided the participant is promptly notified of the grant and an agreement is duly executed as of the date of the resolution.

     If upon exercise of a right the participant is to receive all or a portion of the payment in shares of Common Stock, the number of shares received shall be determined by dividing such portion by the fair market value of a share on the exercise date. The number of shares received may not exceed the number of shares covered by any option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

     No payment will be required from the participant upon exercise of a right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Board of Directors may permit such amount to be paid in shares of Common Stock previously owned by the participant, or a portion of the shares of Common Stock that otherwise would be distributed to such participant upon exercise of the right, or a combination of cash and shares of such Common Stock.

     (c) For purposes of this paragraph 8, the fair market value of a share on any particular date shall mean the Fair Market Value of such share on such date, or if there are no sales on such date, on the next preceding day on which there were sales; provided that, in the case of rights that relate to an incentive
            --------
stock option, not in excess of the maximum amount that would be permissible under Section 422 of the Code and the Treasury Regulations thereunder without disqualifying such option as an incentive stock option under Section 422.

     (d) Upon exercise of a tandem right, the number of shares subject to exercise under the related option shall automatically be reduced by the number of shares represented by the option or portion thereof surrendered.

     (e) A right related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.

     (f) Whether payments to participants upon exercise of tandem rights related to non-qualified options or of freestanding rights are made in cash, shares of Common Stock or a combination thereof, the Board of Directors shall have sole discretion as to timing of the payments, whether in one lump sum or in annual installments or otherwise deferred, which deferred payments may in the Board of Directors' sole discretion (i) bear amounts equivalent to interest or cash dividends, (ii) be treated as invested in the manner from time to time determined by the Board of Directors, with dividends or other income thereon being deemed to have been so reinvested, or (iii) for the convenience of the Company, contributed to a trust, which may be revocable by the Company or subject to the claims of its creditors, for investment in the manner from time to time determined by the Board of Directors and set forth in the instrument creating such trust, all as the Board of Directors shall determine.

     (g) If a freestanding right is not exercised, or neither a tandem right nor the related option is exercised, before the end of the day on which the right ceases to be exercisable and the fair market value of a share on such date exceeds (i) the option price per share in the case of a tandem right or (ii) the price per share specified in the terms of the right in the case of a freestanding right, such right shall be deemed exercised and a payment in the amount prescribed by subparagraph 8(b), less any applicable taxes, shall be paid to the participant in cash.


9.   Award and Exercise of Limited Rights
     ------------------------------------

     (a) A limited right may be awarded by the Board of Directors in connection with any option granted under the 1998 Plan with respect to all or some of the shares of Common Stock covered by such related option. A limited right may be granted either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option. A limited right may be granted to a participant irrespective of whether such participant is being granted or has been granted a right under paragraph 8 hereof. A limited right may be exercised only during the ninety-day period beginning on the occurrence of an event or condition prescribed by the Board of Directors. In addition, each limited right shall be exercisable only if, and to the extent that, the related option is exercisable and, in the case of a limited right granted in respect of an incentive stock option, only when the fair market value per share of the Common Stock exceeds the option price per share. Upon exercise of a limited right, such related option shall cease to be exercisable to the extent of the shares of Common Stock with respect to which such limited right is exercised. Upon the exercise or termination of a related option, the limited right with respect to such related option shall terminate to the extent of the shares of Common Stock with respect to which the related option was exercised or terminated.

     (b) Upon the exercise of limited rights, the holder thereof shall receive in cash an amount determined in the same manner as for a right granted under paragraph 8.

     (c) Notwithstanding any other provision of the 1998 Plan, tandem rights granted pursuant to paragraph 8 may not be exercised to the extent that any limited rights granted with respect to the same option are then exercisable. Upon exercise of the limited right, the number of shares subject to exercise under the related option, and the number of tandem rights related thereto, shall automatically be reduced by the number of shares and rights represented by the limited right exercised.


10.  Non-Transferability of Options and Rights
     -----------------------------------------

     Options, rights and limited rights granted under the 1998 Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Options, rights and limited rights may be exercised during the lifetime of the participant only by the participant or by the participant's guardian or legal representative (unless such exercise would disqualify an option as an incentive stock option).


11.  Award and Delivery of Restricted Shares or Restricted Units
     -----------------------------------------------------------

     (a) At the time an award of restricted shares or restricted units is made, the Board of Directors shall establish a period of time (the "Restricted Period") applicable to such award. Each award of restricted shares or restricted units may have a different Restricted Period. The Board of Directors may, in its sole discretion, accelerate the Restricted Period or, at the time an award is made, (i) prescribe conditions for the incremental lapse of restrictions during the Restricted Period or (ii) provide for the lapse or termination of restrictions upon the satisfaction of any condition or the occurrence of any event prescribed by the Board of Directors in its sole discretion. The Board of Directors may also, in its sole discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or restricted units. Notwithstanding the foregoing, all restrictions shall lapse or terminate with respect to all restricted shares or restricted units upon death or total disability (as defined in paragraph 13).

     (b) Upon the grant of an award of restricted shares, a stock certificate representing a number of shares of Common Stock equal to the number of restricted shares granted to a participant shall be registered in the participant's name but shall be held in custody by the Company for the participant's account. The participant shall generally have the rights and privileges of a shareholder as to such restricted shares, including the right to vote such restricted shares, except that, subject to the provisions of paragraph 12, the following restrictions shall apply: (i) the participant shall not be entitled to delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors; (ii) none of the restricted shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Board of Directors; and (iii) all of the restricted shares shall be forfeited and all rights of the participant to such restricted shares shall terminate without further obligation on the part of the Company unless the participant has remained an employee of or, in the case of a non-employee participant, continues to perform services for the Company or any of its subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors applicable to such restricted shares. At the discretion of the Board of Directors, cash and stock dividends with respect to the restricted shares may be either currently paid or withheld by the Company for the participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Board of Directors. Cash or stock dividends so withheld by the Board of Directors shall not be subject to forfeiture. Upon the forfeiture of any restricted shares, such forfeited restricted shares shall be transferred to the Company without further action by the participant. The participant shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 15.

     (c) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for in paragraph 12, the restrictions applicable to the restricted shares shall lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the participant or the participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions lapse or next preceding day on which sales are traded) of such fractional share to the participant or the participant's beneficiary or estate, as the case may be. No payment will be required from the participant upon the issuance or delivery of any restricted shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Board of Directors may permit such amount to be paid in (i) shares of Common Stock previously owned by the participant, (ii) a portion of the shares of Common Stock that otherwise would be distributed to such participant upon the lapse of the restrictions applicable to the restricted shares, or (iii) a combination of cash and shares of such Common Stock; provided, however, that the Board of Directors shall have sole discretion to
-----------------
consent to or disapprove of any such election (which consent or disapproval may be given at any time after the election to which it relates).

     (d) In the case of an award of restricted units, no shares of Common Stock shall be issued at the time the award is made, and the Company shall not be required to set aside a fund for the payment of any such awards. The participant will have no rights as a shareholder of the Company with respect to restricted units.

     Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors or at such earlier time as provided for in paragraph 12, the Company shall deliver to the participant or the participant's beneficiary or estate, as the case may be, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit"), and cash equal to any Dividend Equivalents credited with respect to each such vested unit and any interest thereon; provided, however, that the Board of Directors may, in its sole
         -----------------
discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for vested units. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment shall be equal to the Fair Market Value for the date on which the Restricted Period lapsed with respect to such vested unit, or if there are no sales on such date, on the next preceding day on which there were sales. No payment will be required from the participant upon the award of any restricted units, the crediting or payment of any Dividend Equivalents, or the delivery of Common Stock or the payment of cash in respect of vested units, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due. The Board of Directors may permit such amount to be paid in (i) shares of Common Stock previously owned by the participant, (ii) a portion of the shares of Common Stock that otherwise would be distributed to such participant in respect of vested units, or (iii) a combination of cash and shares of such Common Stock; provided, however, that the
                                                     -----------------
Board of Directors shall have
sole discretion to consent to or disapprove of any such election (which consent or disapproval may be given at any time after the election to which it relates).

     (e) The restricted unit award agreement may permit a participant to request that the payment of vested units (and Dividend Equivalents and the interest thereon with respect to such vested units) be deferred beyond the payment date specified in the agreement. The Board of Directors shall, in its sole discretion, determine whether to permit such deferral and to specify the terms and conditions, which are not inconsistent with the 1998 Plan, to be contained in the agreement. In the event of such deferral, the Board of Directors may determine that interest shall be credited annually on the Dividend Equivalents, at a rate to be determined by the Board of Directors. The Board of Directors may also determine to compound such interest.


12.  Termination of Employment
     -------------------------

     (a) If the employment of an employee to whom an option, right or limited right has been granted under the 1998 Plan shall be involuntarily terminated, then except as set forth in paragraph 13, such option, right or limited right may, subject to the provisions of the 1998 Plan, be exercised (to the extent that the employee was entitled to do so at such involuntary termination of his employment) at any time within three months after such involuntary termination, provided, however, that any option, right or limited right held by an employee
-----------------
whose employment is terminated for cause, as determined by the Board of Directors in its sole discretion, shall forthwith terminate. If the employment of an employee to whom an option, right or limited right has been granted under the 1998 Plan shall terminate for any other reason, then, except as provided in paragraph 13, such option, right or limited right will immediately terminate; provided, however, that in the case of an employee whose termination results from retirement from active employment at or after age 65, such options, rights and limited rights may be exercised within one year after such termination, but in no case later than the date on which the option, right or limited right terminates.

     (b) Unless otherwise determined by the Board of Directors, if an employee to whom restricted shares or restricted units have been granted ceases to be an employee of the Company or of a subsidiary prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Directors for any reason other than death or total disability (as defined in paragraph 13), the employee shall immediately forfeit all restricted shares and restricted units as to which the Restricted Period has not then lapsed. If such employee ceases employment with the Company due to such employee's death or total disability (as defined in paragraph 13), then all restrictions relating to the restricted shares or restricted units shall immediately terminate.

     (c) Awards granted under the 1998 Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Company or any of its subsidiaries. Any option, right, limited right, restricted share or restricted unit agreement, or any rules and regulations relating to the 1998 Plan, may contain such provisions as the Board of Directors shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the 1998 Plan or in any award granted pursuant to the 1998 Plan shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate such employment at any time.

     (d) Notwithstanding anything else in the 1998 Plan to the contrary, if the company employing an individual to whom an option, right, limited right, restricted unit or restricted share has been granted under the 1998 Plan ceases to be a subsidiary of the Company, then the Board of Directors may provide that service with such employer or its direct or indirect subsidiaries in any capacity shall be considered employment with the Company for purposes of the 1998 Plan.


13.  Death or Total Disability of Employee
     -------------------------------------

     If an employee to whom an option, right or limited right has been granted under the 1998 Plan shall die or suffer a "total disability" while employed by the Company, one of its subsidiaries, such option, right or limited right may be exercised, to the extent that the employee was entitled to do so at the termination of employment (including by reason of death or total disability), as set forth herein or in option agreement (subject to the restrictions set forth in paragraphs 8 and 9 with respect to persons subject to Section 16(b) of the Exchange Act) by the employee, the legal guardian of the employee (unless such exercise would disqualify an option as an incentive stock option), a legatee or legatees of the employee under the employee's last will, or by the employee's personal representatives or distributees, whichever is applicable, at any time within one year after the date of the employee's death or total disability, but in no case later than the date on which the option, right or limited right terminates. For purposes hereof, "total disability" is defined as a condition which permits the employee to receive full benefits under the Company's long term disability plan. If employee is not eligible to participate in such plan or no such plan is then maintained, "total disability" means any physical or mental condition which renders the employee unable to perform his or her duties to the satisfaction of the Board of Directors and which condition may be expected to continue for more than six months in the opinion of a physician selected by the Board of Directors.


14.  Awards to Non-employees
     -----------------------

     Any non-employee of the Company who receives an award under the 1998 Plan shall be subject to such constraints with respect to exercisability of awards and forfeiture of awards as the Board of Directors, in its sole discretion, may prescribe.


15.  Adjustment upon Changes in Capitalization, etc.
     ----------------------------------------------

     Notwithstanding any other provision of the 1998 Plan, the Board of Directors may at any time make or provide for such adjustments to the 1998 Plan, to the number and class of shares available thereunder or to any outstanding options, rights, restricted shares or restricted units as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Board of Directors may make such adjustment as it deems equitable in respect of outstanding options, rights, limited rights and restricted units, including in the Board of Directors' discretion revision of outstanding options, rights, limited rights and restricted units so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. No adjustment shall be made in respect of an incentive stock option if such adjustment would disqualify such option as an incentive stock option under Section 422 of the Code and the Treasury Regulations thereunder. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options, rights, limited rights or restricted units shall be eliminated.


16.  Effective Date
     --------------

     The 1998 Plan shall be effective as of the October 15, 1998 or such later date on which the 1998 Plan is approved by the stockholders of the Company. The Board of Directors may, in its discretion, grant awards under the 1998 Plan, the grant, exercise or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise or payment, (i) if the Company deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective, (ii) to the extent such awards provide for the delivery of shares of Common Stock of the Company, such shares shall have been listed on the Nasdaq NMS, subject to notice of issuance, and (iii) any requisite approval or consent of any governmental authority of any kind having jurisdiction over awards granted under the 1998 Plan shall be obtained.


17.  Termination and Amendment
     -------------------------

     The Board of Directors of the Company may suspend, terminate, modify or amend the 1998 Plan, provided that any amendment that would increase the aggregate number of shares that may be issued under the 1998 Plan, materially increase the benefits accruing to participants under the 1998 Plan, or materially modify the requirements as to eligibility for participation in the 1998 Plan shall be subject to the approval of the Company's shareholders to the extent required by Rule 16b-3, applicable law or any other governing rules or regulations, except that any such increase or modification that may result from adjustments authorized by paragraph 15 does not require such approval. If the 1998 Plan is terminated, the terms of the 1998 Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification or amendment of the 1998 Plan may, without the consent of the participant to whom an award shall theretofore have been granted, adversely affect the rights of such participant under such award.


18.  Written Agreements
     ------------------

     Each award of options, rights, limited rights, restricted shares or restricted units shall be evidenced by a written agreement, executed by the participant and the Company, which shall contain such restrictions, terms and conditions as the Board of Directors may require.


19.  Effect on Other Stock Plans
     ---------------------------

     The adoption of the 1998 Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees or non-employees of the Company, its subsidiaries, or any predecessors or successors thereto.

                       ALLIN COMMUNICATIONS CORPORATION
                                     PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Dean C. Praskach and Carol A. Randol, or either of them, each with power of substitution, are hereby authorized to vote all stock of Allin Communications Corporation which the undersigned would be entitled to vote if personally present at a Special Meeting of Stockholders of Allin Communications Corporation to be held on Tuesday, December 29, 1998, and at any postponements or adjournments thereof as follows:

1. Approval of the issuance of shares of Allin Communications Corporation common stock upon conversion of outstanding shares of Allin Communications Corporation Series B Redeemable Preferred Stock.
   FOR [_]  AGAINST [_]  ABSTAIN [_]
             A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.
2. Approval of the issuance of shares of Allin Communications Corporation common stock upon exercise of certain out- standing warrants.
   FOR [_]  AGAINST [_]  ABSTAIN [_]
             A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.
3. Approval of the issuance of shares of Allin Communications Corporation common stock upon conversion of an outstanding promissory note in the
   principal amount of $2,000,000.            FOR [_]  AGAINST [_]  ABSTAIN [_]
             A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.
4. Approval of an amendment to the Certificate of Incorporation of Allin Communications Corporation to change the corporate name to Allin
   Corporation.                               FOR [_]  AGAINST [_]  ABSTAIN [_]
             A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.
                           (Continued on other side)

5. Approval of the 1998 Stock Plan of Allin Communications Corporation.
   FOR [_]  AGAINST [_]  ABSTAIN [_]
             A VOTE FOR IS RECOMMENDED BY THE BOARD OF DIRECTORS.
6. In their discretion, on such other business as may properly come before the meeting.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                                 Please sign this proxy
                                                 exactly as your name appears
                                                 below. When shares are held
                                                 by joint tenants, both
                                                 should sign. When signing as
                                                 attorney, executor,
                                                 administrator, trustee or in
                                                 another representative
                                                 capacity, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by the
                                                 president or other
                                                 authorized officer. If a
                                                 partnership, please sign in
                                                 partnership name by an
                                                 authorized person.

                                                 Dated: ............... , 1998

                                                 .............................
                                                          (Signature)

                                                 .............................
                                                 (Signature, if held jointly)

    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE.